Exhibit 4.4

EXECUTION VERSION

BARCLAYS PLC,

Issuer

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of June 17, 2014

To the Contingent Convertible Securities Indenture, dated as of November 20, 2013,

Between Barclays PLC

and

The Bank of New York Mellon, London Branch, Trustee

$1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent

Convertible Securities (Callable 2019 and Every Five Years Thereafter)

BARCLAYS PLC

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and this Fifth Supplemental Indenture, dated as of June 17, 2014.

Trust Indenture Act Section	Indenture Section*

§310 (a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08, 6.10
(c)	Not Applicable
§311 (a)	6.13
(b)	6.13
(c)	Not Applicable
§312 (a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§313 (a)	7.03(a)
(b)	7.03(a)
(c)	1.06, 7.03(a)
(d)	7.03(b)
§314 (a)	7.04, 10.06
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
(f)	Not Applicable
§315 (a)	6.01, 6.03
(b)	6.02
(c)	5.04, 6.01
(d)(1)	6.01, 6.03
(d)(2)	6.01, 6.03
(e)	5.14
§316 (a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(a)(last sentence)	1.01
(b)	5.08

*	Section numbers refer to the Base Indenture unless otherwise indicated.

§317 (a)(1)	4.03 of Fifth Supplemental Indenture
(a)(2)	5.04
(b)	10.03
§318 (a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Fifth Supplemental Indenture or the Contingent Convertible Securities Indenture.

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		Page
ARTICLE III

ANTI-DILUTION

SECTION 3.01	Adjustment of Conversion Price and Conversion Shares Offer Price	36
SECTION 3.02	No Retroactive Adjustments	40
SECTION 3.03	Decision of an Independent Financial Advisor	40
SECTION 3.04	Rounding Down and Notice of Adjustment to the Conversion Price and the Conversion Shares Offer Price	40
SECTION 3.05	Qualifying Takeover Event	41

ARTICLE IV

ENFORCEMENT EVENTS AND REMEDIES

SECTION 4.01	Winding-Up	42
SECTION 4.02	Non-Payment Event	42
SECTION 4.03	Limited Remedies for Breach of Obligations (Other than Non-Payment	43
SECTION 4.04	No Other Remedies and Other Terms	43
SECTION 4.05	Waiver of Past Defaults	44

ARTICLE V

SUBORDINATION

SECTION 5.01	Securities Subordinate to Claims of Senior Creditors	44
SECTION 5.02	No Set-Off	46

ARTICLE VI

ADDITIONAL AMOUNTS
SECTION 6.01	Additional Amounts	47

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01	Effectiveness	47
SECTION 7.02	Original Issue	47
SECTION 7.03	Ratification and Integral Part	47
SECTION 7.04	Priority	47
SECTION 7.05	Successors and Assigns	47
SECTION 7.06	Counterparts	48
SECTION 7.07	Governing Law	48

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FIFTH SUPPLEMENTAL INDENTURE, dated as of June 17, 2014 (the “Fifth Supplemental Indenture”) between BARCLAYS PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom, and THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, to the CONTINGENT CONVERTIBLE SECURITIES INDENTURE, dated as of November 20, 2013 between the Company and the Trustee, as amended from time to time (the “Base Indenture” and, together with this Fifth Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to the Base Indenture, which provides for the issuance by the Company from time to time of Contingent Convertible Securities in one or more series;

WHEREAS, Section 9.01(f) of the Base Indenture permits supplements thereto without the consent of Holders of Contingent Convertible Securities to establish the form or terms of Contingent Convertible Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, as contemplated by Section 3.01 of the Base Indenture, the Company intends to issue a new series of Contingent Convertible Securities to be known as the Company’s “$1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter)” (the “Securities”) under the Indenture;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Fifth Supplemental Indenture;

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually agree as follows with regard to the Securities:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Fifth Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture. The following terms used in this Fifth Supplemental Indenture have the following respective meanings with respect to the Securities only:

“Acquirer” means the Takeover Person that controls the Company following a Takeover Event. For the purposes of this definition, “control” means the acquisition or holding of legal or beneficial ownership of more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Company or the right to appoint or remove a majority of the board of directors of the Company.

“Additional Tier 1 Capital” means (i) perpetual subordinated capital instruments that meet the requirements set out in CRD IV to ensure that they are sufficiently loss absorbent on a “going concern” basis (i.e., capital that absorbs losses enabling the relevant credit institution to avoid insolvency) and (ii) the share premium account related to such instruments.

“Approved Entity” means a body corporate which, on the occurrence of the Takeover Event, has in issue Approved Entity Shares. On and after the date of a Qualifying Takeover Event, references herein to “Ordinary Shares” shall be read as references to “Approved Entity Shares.”

“Approved Entity Shares” means ordinary shares in the capital of a body corporate that constitutes Equity Share Capital or the equivalent (or depository or other receipts representing the same) which are listed and admitted to trading on a Recognized Stock Exchange. In relation to an Automatic Conversion in respect of which the Conversion Date falls on or after the QTE Effective Date, references herein to “Conversion Shares” shall be deemed to be references to “Approved Entity Shares.”

“Automatic Conversion” means the irrevocable and automatic release of all of the Company’s obligations under the Securities (other than the CSO Obligations, if any) in consideration of the Company’s issuance of the Conversion Shares at the Conversion Price to the Conversion Shares Depository (on behalf of the Holders and Beneficial Owners of the Securities) or to the relevant recipient of such Conversion Shares, all in accordance with the terms of the Securities.

“Automatic Conversion Notice” means the written notice (substantially in the form attached hereto as Exhibit B) to be delivered by the Company to the

Trustee directly and to the Holders of the Global Securities via DTC (or, if the Securities are definitive Securities, by the Company to the Trustee directly and to the Holders at their addresses shown on the Contingent Convertible Security Register) specifying (i) that a Capital Adequacy Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) the Conversion Price, (iv) that the Company has the option, at its sole and absolute discretion, to elect that a Conversion Shares Offer be conducted and that the Company will issue a Conversion Shares Offer Notice via DTC within ten (10) Business Days following the Conversion Date notifying Holders of the Company’s election and (v) that the Securities shall remain in existence for the sole purpose of evidencing (a) the right of the Holders to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and (b) the Company’s CSO Obligations, if any, and that the Securities may continue to be transferable until the Suspension Date, which shall be specified in the Conversion Shares Offer Notice.

“Balance Sheet Condition” has the meaning set forth in Section 5.01(c) hereof.

“Base Indenture” has the meaning set forth in the first paragraph of this Fifth Supplemental Indenture.

“Beneficial Owners” shall mean (a) with respect to Global Securities, the beneficial owners of the Securities prior to the occurrence of the Final Cancellation Date and (b) with respect to definitive Securities, the Holders in whose names the Securities are registered in the Contingent Convertible Security Register.

“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, United Kingdom, or in New York City.

“Calculation Agent” means The Bank of New York Mellon, London Branch, or its successor appointed by the Company pursuant to the Calculation Agent Agreement between the Company and The Bank of New York Mellon, dated as of the date hereof.

“Cancellation Date” means (i) with respect to any Security for which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the applicable Conversion Shares Settlement Date and (ii) with respect to any Security for which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Capital Adequacy Trigger Event” shall occur if the Fully Loaded CET1 Ratio as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.00% on such date.

“Capital Adequacy Trigger Event Officers’ Certificate” has the meaning set forth in Section 2.15(o) hereof.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Company may be organized or domiciled) and applicable to the Group.

“Cash Component” means that portion, if any, of the Conversion Shares Offer Consideration consisting of cash.

“Cash Dividend” means any dividend or distribution in respect of the Ordinary Shares to Shareholders of the Company which is to be paid or made in cash (in whatever currency), however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account and including a distribution or payment to Shareholders upon or in connection with a reduction of capital.

“CET1 Capital” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, the sum, expressed in pounds sterling, of all amounts that constitute common equity tier 1 capital of the Group as of such date, less any deductions from common equity tier 1 capital required to be made as of such date, in each case as calculated by the Company on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be (which calculation shall be binding on the Trustee and the Holders and Beneficial Owners). For the purposes of this definition, the term “common equity tier 1 capital” shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the Capital Regulations then applicable to the Group.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act 2006 (UK).

“Company” has the meaning set forth in the first paragraph of this Fifth Supplemental Indenture, and includes any successor entity.

“Conversion Date” means the date on which the Automatic Conversion shall take place, or has taken place, as applicable.

“Conversion Price” means $2.77 per Conversion Share (subject to certain anti-dilution adjustments pursuant to Section 3.01 hereof).

“Conversion Shares” means Ordinary Shares of the Company to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion, which Ordinary Shares shall be in such number as is determined by dividing the aggregate principal amount of the Securities Outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price, rounded down, if necessary, to the nearest whole number of Ordinary Shares.

“Conversion Shares Component” means that portion, if any, of the Conversion Shares Offer Consideration consisting of Conversion Shares.

“Conversion Shares Depository” means a financial institution, trust company, depository entity, nominee entity or similar entity to be appointed by the Company on or prior to any date when a function ascribed to the Conversion Shares Depository in the Indenture is required to be performed, to perform such functions and which, as a condition of such appointment, such entity will be required to undertake, for the benefit of the Holders and Beneficial Owners of the Securities, to hold the Conversion Shares (and any Conversion Shares Offer Consideration) on behalf of such Holders and Beneficial Owners of the Securities in one or more segregated accounts, unless otherwise required for the purposes of the Conversion Shares Offer and, in any event, on terms consistent with the Indenture.

“Conversion Shares Offer” has the meaning set forth in Section 2.17(a) hereof.

“Conversion Shares Offer Agent” means the agent(s), if any, to be appointed on behalf of the Conversion Shares Depository by the Company, in its sole and absolute discretion, to act as placement or other agent of the Conversion Shares Depository to facilitate a Conversion Shares Offer.

“Conversion Shares Offer Consideration” means in respect of each Security (i) if all of the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security translated from sterling into U.S. dollars at a then-prevailing exchange rate (less any foreign exchange transaction costs), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security translated from sterling into U.S. dollars at a then-prevailing exchange rate (less any foreign exchange transaction costs) and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer.

“Conversion Shares Offer Notice” means the written notice (substantially in the form attached hereto as Exhibit D) to be delivered by the Company to the Trustee directly and to the Holders of the Global Securities via DTC (or, if the Securities are definitive Securities, by the Company to the Trustee directly and to the Holders at their addresses shown on the Contingent Convertible Security Register) specifying (i) whether or not the Company has elected that a Conversion Shares Offer be made and, if so, the Conversion Shares Offer Period, (ii) the Suspension Date, (iii) details of the Conversion Shares Depository and (iv) if the Company has been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the Holders of the Securities as it shall consider reasonable in the circumstances.

“Conversion Shares Offer Period” means the period during which the Conversion Shares Offer may occur, which period shall end no later than forty (40) Business Days after the delivery of the Conversion Shares Offer Notice.

“Conversion Shares Offer Price” means £1.65 per Conversion Share (subject to certain anti-dilution adjustments pursuant to Section 3.01 hereof).

“Conversion Shares Settlement Date” means (i) with respect to any Security in relation to which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the later of (a) the date that is two (2) Business Days after the end of the relevant Conversion Shares Offer Period and (b) the date that is two (2) Business Days after the date on which such Conversion Shares Settlement Notice has been received by the Conversion Shares Depository and (ii) with respect to any Security in relation to which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares or Conversion Shares Component, if any, of any Conversion Shares Offer Consideration, as applicable.

“Conversion Shares Settlement Notice” means a written notice (substantially in the form attached hereto as Exhibit E) to be delivered by a Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof) to the Conversion Shares Depository (or to the relevant recipient of the Conversion Shares in accordance with the terms of the Securities), with a copy to the Trustee, no earlier than the Suspension Date containing the following information: (i) the name of the Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof), (ii) the Tradable Amount of the book-entry interests in the Securities held by such Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof) on the date of such notice, (iii) the name to be entered in the Company’s share register, (iv) the details of the CREST or other clearing system account or, if the Conversion Shares are not a participating security in CREST or another clearing system, the address to which the Conversion Shares (or the Conversion Shares Component, if any, of any Conversion Shares Offer Consideration) and/or cash (if not expected to be delivered through DTC) should be delivered and (v) such other details as may be required by the Conversion Shares Depository.

“Conversion Shares Settlement Request Notice” means the written notice to be delivered by the Company to the Trustee directly and to the Holders and Beneficial Owner of the Securities via DTC (or, if the Securities are definitive Securities, by the Company to the Trustee directly and to the Holders at their registered addresses as shown on the Contingent Convertible Securities Register) on the Suspension Date requesting that Holders and Beneficial Owners complete a Conversion Shares Settlement Notice and specifying (i) the Notice Cut-off Date and (ii) the Final Cancellation Date.

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time, and the CRD IV Regulation, as the same may be amended and replaced from time to time.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time, as the same may be amended and replaced from time to time.

“CREST” means the relevant system, as defined in the CREST Regulations, or any successor clearing system.

“CREST Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 01/378), as amended.

“CSO Obligations” means the obligations of the Company under the Securities that may arise in connection with a Conversion Shares Offer to: (i) facilitate the preparation of a prospectus or other offering document, if applicable, and (ii) take responsibility for such prospectus or other offering document, which obligations (and any claims relating to a failure to facilitate the preparation of, or take responsibility for, such prospectus or other offering document) shall terminate in the event of the winding-up or administration of the Company.

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five (5) consecutive Dealing Days ending on the Dealing Day immediately preceding such date; provided that, if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Cash Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Cash Dividend (or cum- any other entitlement), then:

(i)	if the Ordinary Shares to be issued do not rank for the Cash Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Cash Dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)	if the Ordinary Shares to be issued do rank for the Cash Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Cash Dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if on each of the said five Dealing Days the Volume Weighted Average Price shall have been based on a price cum-Cash Dividend (or cum- any other entitlement) in respect of a Cash Dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued do not rank for that Cash Dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five Dealing Days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“Dealing Day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Shares may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Default” has the meaning set forth in Section 4.04(b) hereof.

“Distributable Items” shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the Capital Regulations then applicable to the Company, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the Securities or any Junior Securities.”

“DTC” means The Depository Trust Company, or any successor clearing system.

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments, as the same may be amended from time to time.

“Effective Date” means, for the purposes of Section 3.01(c) hereof, the first date on which the Ordinary Shares are traded ex-rights on the Relevant Stock Exchange and, for the purposes of Section 3.01(d) hereof, the first date on which the Ordinary Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Equity Share Capital” has the meaning provided in Section 548 of the Companies Act.

“Extraordinary Calculation Date” means any Business Day (other than a Quarterly Financial Period End Date) on which the Fully Loaded CET1 Ratio is calculated upon the instruction of the PRA or at the Company’s discretion.

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by the Company to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“FATCA Withholding Tax” has the meaning set forth in Section 2.21(a) hereof.

“Final Cancellation Date” means the date, as specified in the Conversion Shares Settlement Request Notice, on which the Securities in relation to which no Conversion Shares Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-off Date shall be cancelled, which date may be up to twelve (12) Business Days following the Notice Cut-off Date.

“Fully Loaded” means, in relation to a measure that is presented or described as being on a “Fully Loaded” basis, that such measure is calculated without applying the transitional provisions set out in Part Ten of the CRD IV Regulation.

“Fully Loaded CET1 Ratio” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the ratio of CET1 Capital as of such date to the Risk Weighted Assets as of the same date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a Fully Loaded basis.

“Governmental Entity” means (i) the United Kingdom Government, (ii) an agency of the United Kingdom Government or (iii) a Takeover Person or entity (other than a body corporate) controlled by the United Kingdom Government or any such agency referred to in clause (ii) of this definition. If the Company is then organized in another jurisdiction, the references to “United Kingdom Government shall be read as references to the government of such other jurisdiction.”

“Indenture” has the meaning set forth in the first paragraph of this Fifth Supplemental Indenture.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by the Company at its own expense.

“Interest Payment Date” has the meaning set forth in Section 2.02(a) hereof.

“Issue Date” has the meaning set forth in Section 2.01(f) hereof.

“Junior Securities” means any Ordinary Shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Company ranking, or expressed to rank, junior to the Securities in a winding-up or administration of the Company.

“LSE” means the London Stock Exchange plc.

“Mid-Market Swap Rate” is the mid-market U.S. dollar swap rate Libor basis having a five-year maturity appearing on Bloomberg page “ISDA01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (New York time) on the relevant Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Company no less than 20 calendar days prior to the relevant Reset Determination Date) (the “Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11:00 a.m. (New York time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the relevant Mid-Market Swap Rate is still not determined on the relevant Reset Determination Date in accordance with the foregoing procedures, the relevant Mid-Market Swap Rate shall be the mid-market U.S. dollar swap rate Libor basis having a five-year maturity that appeared on the most recent Bloomberg page “ISDA01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (New York time) on each Reset Determination Date, as determined by the Calculation Agent.

“New Conversion Condition” means the condition that shall be satisfied if (a) by not later than seven (7) Business Days following the completion of a Takeover Event where the Acquirer is an Approved Entity, there shall be arrangements in place for the Approved Entity to provide for issuance of Approved Entity Shares following an Automatic Conversion of the Securities on terms mutatis mutandis identical to the provisions under Section 2.15 below and (b) the Company, in its sole and absolute discretion has determined that such arrangements are in the best interest of the Company and its shareholders taken as a whole having regard to the interests of its stakeholders (including, but not limited to, the Holders of the Securities) and are consistent with applicable law and regulation (including, without limitation to, the guidance of any applicable regulatory body).

“New Conversion Price” means the amount determined in accordance with the following formula, which shall apply from the QTE Effective Date:

NCP = ECP * (VWAPAES / VWAPOS)

where:

“NCP” is the New Conversion Price;

“ECP” is the Conversion Price in effect on the Dealing Day immediately prior to the QTE Effective Date;

“VWAPAES” means the average of the Volume Weighted Average Price of the Approved Entity Shares (translated, if necessary, into U.S. dollars at the Prevailing Rate on the relevant Dealing Day) on each of the five Dealing Days ending on the Dealing Day prior to the closing date of the Takeover Event (and where references in the definition of “Volume Weighted Average Price” to “ordinary share” shall be construed as a reference to the Approved Entity Shares and in the definition of “Dealing Day,” references to the “Relevant Stock Exchange” shall be to the relevant Recognized Stock Exchange); and

“VWAPOS” is the average of the Volume Weighted Average Price of the Ordinary Shares (translated, if necessary, into U.S. dollars at the Prevailing Rate on the relevant Dealing Day) on each of the five Dealing Days ending on the Dealing Day immediately prior to the closing date of the Takeover Event.

“Non-Payment Event” has the meaning set forth in Section 4.02 hereof.

“Notice Cut-off Date” means the date specified as such in the Conversion Shares Settlement Request Notice, which date shall be at least forty (40) Business Days following the Suspension Date.

“Ordinary Reporting Date” means each Business Day on which Quarterly Financial Information is published by the Company.

“Ordinary Share Capital” has the meaning provided in Section 1119 of the Corporation Tax Act 2010 (or successor provision or legislation).

“Ordinary Shares” means (a) prior to the QTE Effective Date, fully paid ordinary shares in the capital of the Company and (b) on and after the QTE Effective Date, the relevant Approved Entity Shares.

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Company ranking, or expressed to rank, pari passu with the Securities in a winding-up or administration of the Company.

“Performance Obligation” has the meaning set forth in Section 4.03 hereof.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 pm, London time, on that date as appearing on or derived from the relevant page on Bloomberg (or such other information service provider that displays the relevant information) or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 pm, London time, on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the relevant page on Bloomberg (or such other information service provider that displays the relevant information), the rate determined in such other manner as an Independent Financial Adviser shall in good faith prescribe.

“Price” means the Conversion Price or the Conversion Shares Offer Price, as applicable.

“Prospectus” means the prospectus with respect to the Securities, dated June 10, 2014.

“Prudential Regulation Authority” or “PRA” means the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if the Company becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of the Company.

“QTE Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“Qualifying Takeover Event” means a Takeover Event with respect to which: (i) the Acquirer is an Approved Entity; and (ii) the New Conversion Condition is satisfied.

“Quarterly Financial Information” means the financial information of the Group in respect of a fiscal quarter that is contained in the principal financial report for such fiscal quarter published by the Company. As of the date of this Fifth Supplemental Indenture, the principal financial reports published by the Company with respect to each fiscal quarter are: (i) the first quarter (Q1) interim management statement in respect of the first fiscal quarter, (ii) the interim results announcement in respect of the first half of the year (including the second fiscal quarter), (iii) the third quarter (Q3) interim management statement in respect of the first nine (9) months of the year (including the third fiscal quarter) and (iv) the results announcement in respect of the full year (including the fourth fiscal quarter).

“Quarterly Financial Period End Date” means the last day of each fiscal quarter.

“Recognized Stock Exchange” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

“Reference Banks” has the meaning set forth in the definition of Mid-Market Swap Rate.

“Regular Record Date” means the Business Day immediately preceding each Interest Payment Date (or, if the Securities are definitive Securities, the 15th Business Day preceding each Interest Payment Date).

“Regulatory Event” has the meaning set forth in Section 2.10 hereof.

“Relevant Currency” means sterling or, if at the relevant time or for the purposes of the relevant calculation or determination the LSE is not the Relevant Stock Exchange, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Stock Exchange” means the LSE or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the LSE, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing.

“Relevant U.K. Resolution Authority” has the meaning set forth in the definition of U.K. Bail-In Power.

“Reset Date” means September 15, 2019 and each fifth anniversary date thereafter, commencing September 15, 2024.

“Reset Determination Date” means the second (2nd) Business Day immediately preceding the Reset Date.

“Risk Weighted Assets” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as of such date, as calculated by the Company on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such date (which calculation shall be binding on the Trustee and the Holders and Beneficial Owner). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by the Company in accordance with the Capital Regulations applicable to the Group.

“Securities” has the meaning set forth in the Recitals.

“Senior Creditors” has the meaning set forth in Section 5.01(c) hereof.

“Shareholders” means the holders of Ordinary Shares.

“Solvency Condition” has the meaning set forth in Section 5.01(c) hereof.

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act.

“Suspension Date” means the date specified in the Conversion Shares Offer Notice as the date on which DTC shall suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures, which date shall be no later than thirty-eight (38) Business Days after the delivery of the Conversion Shares Offer Notice (and, if the Company elects that a Conversion Shares Offer be made, such date shall be at least two (2) Business Days prior to the end of the relevant Conversion Shares Offer Period).

“Takeover Event” shall mean an offer made to all (or as nearly as may be practicable all) shareholders (or all (or as nearly as may be practicable all) such shareholders other than the offeror and/or any associate (as defined in Section 988(1) of the Companies Act) of the offeror), to acquire all or a majority of the issued Ordinary Share Capital of the Company or if any Takeover Person proposes a scheme with regard to such acquisition and (such offer or scheme having become or been declared unconditional in all respects or having become effective) the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become unconditionally vested in any Takeover Person and/or any associate of that Takeover Person (as defined in Section 988(1) of the Companies Act).

“Takeover Event Notice” means a notice to the Holders of the Securities notifying them that a Takeover Event has occurred and specifying: (1) the identity of the Acquirer; (2) whether the Takeover Event is a Qualifying Takeover Event or not; (3) in the case of a Qualifying Takeover Event, if determined at such time, the New Conversion Price; and (4) if applicable, the QTE Effective Date.

“Takeover Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“Tax Event” has the meaning set forth in Section 2.09(a) hereof.

“Tier 1 Capital” means Tier 1 capital for the purposes of the Capital Regulations.

“Tradable Amount” has the meaning set forth in 2.01(j) hereof.

“Trustee” has the meaning set forth in the first paragraph of this Fifth Supplemental Indenture.

“U.K. Bail-In Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the Company or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-In Power).

“U.K. Taxation of Regulatory Capital Securities Regulations” has the meaning set forth in Section 2.09(a) hereof.

“Volume Weighted Average Price” means, in respect of an Ordinary Share (or an Approved Entity Share, as applicable) on any Dealing Day, the order book volume-weighted average price of an Ordinary Share (or Approved Entity Shares, as applicable) published by or derived from the relevant page on Bloomberg or such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such Dealing Day, provided that if on any such Dealing Day such price is not available or cannot otherwise be determined as provided above, the “Volume Weighted Average Price” of an ordinary share (or an Approved Entity Shares, as applicable) in respect of such Dealing Day shall be the volume weighted average price, determined as provided above, on the immediately preceding Dealing Day on which the same can be so determined or determined as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

“Winding-Up Event” has the meaning set forth in Section 4.01(a) hereof.

SECTION 1.02 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03 Separability Clause.

In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04 Benefits of Instrument.

Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05 Relation to Base Indenture and First, Second, Third and Fourth Supplemental Indentures.

This Fifth Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Fifth Supplemental Indenture, all provisions of this Fifth Supplemental Indenture are expressly and solely for the benefit of the Holders and Beneficial Owners of the Securities and any such provisions shall not be deemed to apply to any other Contingent Convertible Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture, the First Supplemental Indenture, dated November 20, 2013, the Second Supplemental Indenture, dated December 10, 2013, the Third Supplemental Indenture, of even date herewith or the Fourth Supplemental Indenture, of even date herewith, in each case between the Company and the Trustee, for any purpose other than with respect to the Securities.

SECTION 1.06 Construction and Interpretation. Unless the express otherwise requires:

(a) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Fifth Supplemental Indenture, refer to this Fifth Supplemental Indenture as a whole and not to any particular provision of this Fifth Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) the terms “dollars,” “USD” and “$” and mean United States Dollars;

(d) the terms “pounds sterling,” “sterling” and “£” mean British pounds sterling;

(e) references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Fifth Supplemental Indenture;

(f) wherever the words “include”, “includes” or “including” are used in this Fifth Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(g) references to a Person are also to its successors and permitted assigns;

(h) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(i) for purposes of Article III of this Fifth Supplemental Indenture, references therein to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(j) references to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders, as the case may be, other than Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

ARTICLE II

$1,211,446,000 6.625% FIXED RATE RESETTING PERPETUAL SUBORDINATED CONTINGENT CONVERTIBLE SECURITIES (CALLABLE 2019 AND EVERY FIVE YEARS THEREAFTER)

SECTION 2.01 Creation of Series; Establishment of Form.

(a) There is hereby established a new series of Contingent Convertible Securities under the Base Indenture entitled the “$1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter).”

(b) The Securities shall be issued initially in the form of one or more registered Global Securities that shall be deposited with DTC on the Issue Date. The Global Securities shall be registered in the name of Cede & Co. and executed and delivered in substantially the form attached hereto as Exhibit A.

(c) The Company shall issue the Securities in an aggregate principal amount of $1,211,446,000. The Company may from time to time, without the consent of the Holders of the Securities, issue additional securities having the same ranking and same interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as the Securities described in this Fifth Supplemental Indenture, except for the price to public and date of issue. Any such additional securities subsequently issued shall rank equally and ratably with the Securities in all respects, so that such further securities shall be consolidated and form a single series with the Securities.

(d) Any proposed transfer of an interest in Securities held in the form of a Global Security and shall be effected through the book-entry system maintained by DTC.

(e) The Securities shall not have a sinking fund.

(f) The Securities shall be issued on June 17, 2014 (the “Issue Date”).

(g) The Securities shall have no fixed maturity or fixed redemption date.

(h) The interest rate on the Securities is set forth in Section 2.02(a) hereof.

(i) The Securities shall be issued in denominations of USD 200,000 in principal amount and integral multiples of USD 1,000 in excess thereof. The denominations cannot be changed without the consent of the Trustee.

(j) The denomination of each interest in a Global Security shall be the “Tradable Amount” of such book-entry interest. Prior to an Automatic Conversion, the aggregate Tradable Amount of the interests in each Global Security shall equal such Global Security’s outstanding principal amount. Following an Automatic Conversion, the principal amount of each Security shall equal zero, but the Tradable Amount of the book-entry interests in each Security shall remain unchanged as a result of the Automatic Conversion.

SECTION 2.02 Interest.

(a) From (and including) the Issue Date to (but excluding) September 15, 2019, the interest rate on the Securities shall be 6.625% per annum. From and including each Reset Date to (but excluding) the next following Reset Date, the applicable per annum rate shall be equal to the sum of the applicable Mid-Market Swap Rate on the Reset Determination Date and 5.022%. Subject to Sections 2.03 and 2.04 and the penultimate sentence of this paragraph, interest, if any, shall be payable in four equal quarterly installments in arrear on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on September 15, 2014; provided that if such Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay. If any Reset Date is not a Business Day, the Reset Date shall occur on the next succeeding Business Day. Subject to Sections 2.03 and 2.04 below, interest on the Securities, if any, shall be computed and payable in arrear and on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed. The first date on which interest may be paid will be September 15, 2014 for the period commencing on (and including) June 17, 2014, and ending on (but excluding) September 15, 2014. If a date of redemption is not a Business Day, the Company may pay interest (if any) and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption.

(b) In addition to any other restrictions on payments of principal and interest contained in this Fifth Supplemental Indenture, no repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

SECTION 2.03 Interest Payments Discretionary.

(a) Interest on the Securities shall be due and payable only at the sole discretion of the Company, and the Company shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. If the Company does not make an interest payment in respect of the Securities on the relevant Interest Payment Date (or if the Company elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Company’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable. For the avoidance of doubt, if the Company provides notice to cancel a portion, but not all, of an interest payment in respect of the Securities, and the Company subsequently does not make a payment of the remaining portion of such interest payment on the relevant Interest Payment Date, such non-payment shall evidence the Company’s exercise of its discretion to cancel such remaining portion of such interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

(b) Interest shall only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the provisions set forth in Sections 2.03(a) and 2.04 hereof, respectively, and any interest cancelled or deemed cancelled (in each case, in whole or in part) pursuant to such sections shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

SECTION 2.04 Restriction on Interest Payments.

(a) Without limitation on the provisions of Section 2.03 and subject to the extent permitted in paragraph (b) below in respect of partial interest payments in respect of the Securities, the Company shall not make an interest payment in respect of the Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if:

(i) the Company has an amount of Distributable Items on such Interest Payment Date that is less than the sum of (i) all distributions or interest payments made or declared by the Company since the end of the last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Securities and any Junior Securities plus (ii) all distributions or interest payments payable by the Company (and not cancelled or deemed cancelled) on such Interest Payment Date (x) on the Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(ii) the Solvency Condition is not satisfied in respect of such interest payment.

(b) The Company may, in its sole discretion, elect to make a partial interest payment in respect of the Securities on any Interest Payment Date, only to the extent that such partial interest payment may be made without breaching the restriction of paragraph (a) above.

(c) For purposes of this Fifth Supplemental Indenture, any interest cancelled pursuant to Section 2.04(a) shall be “deemed cancelled” under the terms of the Securities and the Indenture and shall not be due and payable.

SECTION 2.05 Agreement to Interest Cancellation.

(a) By its acquisition of the Securities, each Holder and each Beneficial Owner shall be deemed to have contracted and agreed that:

(i) interest is payable solely at the discretion of the Company, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Company at the Company’s sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of the Company’s having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(ii) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities or the Indenture.

(b) Interest on the Securities shall only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled under Sections 2.03 or 2.04 hereof. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described in Sections 2.03 and 2.04 above shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation of interest in respect of the Securities.

SECTION 2.06 Notice of Interest Cancellation. Notwithstanding anything to the contrary in the Indenture (including Section 1.06 of the Base Indenture),

if practicable, the Company shall provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the Holders of the Securities through DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown in the Contingent Convertible Security Register) and to the Trustee directly on or prior to the relevant Interest Payment Date and shall endeavor to do so at least five (5) Business Days prior to the relevant Interest Payment Date. Failure to provide such notice shall have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give the Holders and Beneficial Owners of the Securities any rights as a result of such failure.

SECTION 2.07 Payment of Principal, Interest and Other Amounts.

(a) Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Securities represented by a Global Security shall be made through one or more Paying Agents appointed under the Base Indenture to DTC or its nominee, as the Holder or Holders of the Global Security. Initially, the Paying Agent and the Security Registrar for the Securities shall be The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom. The Company may change the Paying Agent without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Contingent Convertible Security Registrar. Payments of principal of and interest on the Securities represented by a Global Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, such Global Security is first surrendered to the Paying Agent.

SECTION 2.08 Optional Redemption. Subject to the limitations specified in Sections 2.11 and 2.12 of this Fifth Supplemental Indenture, the Company may, at the Company’s option, redeem the Securities, in whole but not in part, on any Reset Date at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described in Sections 2.03 and 2.04 above) to (but excluding) the date fixed for redemption.

SECTION 2.09 Optional Tax Redemption.

(a) Subject to Sections 2.11 and 2.12 of this Fifth Supplemental Indenture, the Company may, at any time, at the Company’s option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described in Sections 2.03 and 2.04 above) to (but excluding) the date fixed for redemption, if the Company determines that as a result of a change in, or amendment to, the laws or regulations of any Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations on or after the Issue Date, including any decision of any court or tribunal which becomes effective on or after the Issue Date (and, in the case of a successor entity, which becomes effective on or after the date of such successor entity’s assumption of the Company’s obligations):

(i) the Company will or would be required to pay Additional Amounts to Holders of the Securities;

(ii) the Company would not be entitled to claim a deduction in respect of any payments in computing the Company’s taxation liabilities or the amount of the deduction would be materially reduced;

(iii) the Company would not, as a result of the Securities being in issue be able to have the losses or deductions set against the profits or gains or profits or gains offset by the losses or deductions, of companies with which the Company is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist); or

(iv) the Company would, in the future, be required to bring into account a taxable credit if the principal amount of the Securities were to be written down or if the Securities were converted into Conversion Shares;

(each such change in tax law or regulation or the official application or interpretation thereof, a “Tax Event”); provided, however, that the Securities may only be redeemed pursuant to this Section 2.09 if, in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Company’s taking reasonable measures available to the Company.

(b) Prior to the delivery of any notice of redemption the Company shall deliver to the Trustee an opinion of independent counsel of recognized standing, chosen by the Company, in a form satisfactory to the Trustee, confirming that the Company is entitled to exercise its right of redemption under this Section 2.09.

SECTION 2.10 Regulatory Event Redemption. Subject to Sections 2.11 and 2.12 of this Fifth Supplemental Indenture, the Company may, at the Company’s option, at any time, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described in Sections 2.03 and 2.04 above) to (but excluding) the date fixed for redemption, if, on or after the Issue Date, there occurs a change in the regulatory classification of the Securities that results in, or would be likely to result in:

(a)	the whole of the outstanding aggregate principal amount of the Securities; or

(b)	subject to the proviso below, any part of the outstanding aggregate principal amount of the Securities,

ceasing to be included in, or counting towards, the Group’s Tier 1 Capital (a “Regulatory Event”); provided that, if the inclusion of the Company’s right to redeem the Securities pursuant to paragraph (b) is at any time not in accordance with the Capital Regulations applicable to instruments intended to qualify as Additional Tier 1 Capital, then the Company shall be deemed not to have, at that time, the right to exercise its right to redeem the Securities in accordance with paragraph (b) above and the terms of the Securities shall be construed accordingly.

SECTION 2.11 Notice of Redemption.

(a) Before the Company may redeem the Securities pursuant to Section 2.08, 2.09 or 2.10, the Company shall deliver via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Contingent Convertible Security Register) prior notice of not less than thirty (30) days, nor more than sixty (60) days to the Holders of the Securities. The Company shall deliver written notice of such redemption of the Securities to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall specify the Company’s election to redeem the Securities and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described in paragraphs (b), (c) and (d) below.

(b) If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.11, but as of the date specified for redemption in such notice, the Solvency Condition is not satisfied in respect of the relevant redemption payment, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

(c) If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.11, but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs, such redemption notice shall be automatically rescinded and shall be of no force and effect, no payment in respect of the redemption amount shall be due and payable, and, pursuant to Section 2.15 of this Fifth Supplemental Indenture, an Automatic Conversion shall occur after such Capital Adequacy Trigger Event.

(d) If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.11, but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power with respect to the Company, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

(e) If any of the events specified in paragraphs (b), (c) and (d) above occurs, the Company shall promptly deliver notice to the Holders of the Securities via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Contingent Convertible Security Register) and to the Trustee directly, specifying the occurrence of the relevant event.

SECTION 2.12 Limitations on Redemption. Notwithstanding any other provision of this Fifth Supplemental Indenture, the Company may redeem the Securities pursuant to Sections 2.08, 2.09 and 2.10 (and give notice thereof to the Holders of the Securities) only if the Company has obtained the prior consent of the PRA (if such consent is required by the Capital Regulations) for the redemption of the relevant Securities.

SECTION 2.13 Cancelled Interest Not Payable Upon Redemption. Any interest payments that have been cancelled or deemed cancelled pursuant to Sections 2.03 or 2.04 hereof shall not be payable if the Securities are redeemed pursuant to Section 2.08, 2.09 or 2.10 hereof.

SECTION 2.14 Condition to Repurchase. The Company or any member of the Group may purchase or otherwise acquire any of the Outstanding Securities at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA (if such consent is required by the Capital Regulations) and to applicable law and regulation.

SECTION 2.15 Automatic Conversion upon Capital Adequacy Trigger Event.

(a) If a Capital Adequacy Trigger Event has occurred as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then the Automatic Conversion shall occur without delay, and all of the Company’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Company’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date. Under no circumstances shall such released obligations be reinstated. If the Company has been unable to appoint a Conversion Shares Depository, it shall effect, by means it deems reasonable in the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to the Holders of the Securities directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the Holders of the Securities, and such issuance shall irrevocably and automatically release all of the Company’s obligations under the Securities (other than the CSO Obligations, if any) as if the Conversion Shares had been issued to the Conversion Shares Depository.

(b) The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

(c) The Company shall (a) immediately inform the PRA of the occurrence of a Capital Adequacy Trigger Event and (b) deliver an Automatic Conversion Notice to the Trustee directly and to the Holders via DTC:

(i) in the case of a Capital Adequacy Trigger Event that has occurred as of any Quarterly Financial Period End Date, on or within five (5) Business Days after the relevant Ordinary Reporting Date; and

(ii) in the case of a Capital Adequacy Trigger Event that has occurred as of any Extraordinary Calculation Date, on or as soon as practicable after such Extraordinary Calculation Date.

(d) The date on which the Automatic Conversion Notice shall be deemed to have been given shall be the date on which it is dispatched by the Company to DTC (or, if the Securities are definitive Securities, to the Trustee).

(e) The Company shall request that DTC post the Automatic Conversion Notice on its Reorganization Inquiry for Participants System pursuant to DTC’s procedures then in effect (or such other system as DTC uses for providing notices to holders of securities). Within two (2) Business Days of its receipt of the Automatic Conversion Notice, the Trustee shall transmit the Automatic Conversion Notice to the direct participants of DTC holding the Securities at such time.

(f) The Automatic Conversion shall occur on the Conversion Date and all of the Company’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Company’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), and the principal amount of the Securities shall equal zero at all times thereafter (for the avoidance of doubt, the Tradable Amount shall remain unchanged as a result of the Automatic Conversion).

(g) Within ten (10) Business Days following the Conversion Date, the Company shall deliver a Conversion Shares Offer Notice to the Trustee directly and to the Holders of the Global Securities via DTC (or, if the Securities are definitive Securities, by the Company to the Trustee directly and to the Holders at their addresses shown on the Contingent Convertible Security Register).

(h) The Conversion Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Conversion Shares on behalf of the Holders and Beneficial Owners of the Securities) or the relevant recipient in accordance with the terms of the Securities, and each Holder and Beneficial Owner of the Securities shall be deemed to have irrevocably directed the Company to issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository (or to such other relevant recipient).

(i) The Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities, as applicable) shall hold the Conversion Shares on behalf of the Holders and Beneficial Owners of the Securities, who shall be entitled to direct the Conversion Shares Depository or such other relevant recipient, as applicable, to exercise on their behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends); provided, however, that Holders and Beneficial Owners shall not have any rights to sell or otherwise transfer the Conversion Shares until such time as the Conversion Shares have been delivered to the Holders or Beneficial Owners in accordance with the procedures set forth under Section 2.18 hereof.

(j) Provided that the Company issues the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in accordance with the terms of the Securities, with effect from the Conversion Date, Holders and Beneficial Owners of the Securities shall have recourse only to the Conversion Shares Depository (or to such other relevant recipient, as applicable) for the delivery to them of Conversion Shares or, if the Company elects that a Conversion Shares Offer be made, of any Conversion Shares Offer Consideration to which such Holders and Beneficial Owners are entitled.

(k) Effective upon, and following, the occurrence of the Automatic Conversion, Holders and Beneficial Owners shall not have any rights against the Company with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, which liabilities of the Company shall be automatically released, and accordingly the principal amount of the Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any Interest Payment Date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date shall be deemed to have been cancelled pursuant to Section 2.03 above upon the occurrence of such Capital Adequacy Trigger Event and shall not be due and payable.

(l) By its acquisition of the Securities, each Holder and each Beneficial Owner shall be deemed to have (i) consented to (x) Automatic Conversion of its Securities following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer and acknowledged that such events in (x) and (y) may occur without any further action on the part of such Holders or Beneficial Owners or the Trustee and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

(m) The procedures set forth in this Section 2.15 are subject to change to reflect changes in DTC practices, and the Company may make changes to the procedures set forth in this Section 2.15 to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in DTC practices.

(n) Notwithstanding anything to the contrary contained in the Indenture or the Securities, once the Company has delivered an Automatic Conversion Notice following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (i) the Holders and Beneficial Owners shall have no rights whatsoever under the Indenture or the Securities to instruct the Trustee to take any action whatsoever and (ii) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any Holder or by any Beneficial Owner in such direction or related to such direction, any direction previously given to the Trustee by any Holders or by any Beneficial Owners shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this Section 2.15(n), with respect to any rights of Holders or Beneficial Owners with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the Trustee is instructed in writing by the Company to act otherwise.

(o) On or (if reasonably practicable) prior to delivering the Automatic Conversion Notice, the Company shall deliver to the Trustee a certificate signed by two Authorized Officers, in the form attached hereto as Exhibit C, specifying that a Capital Adequacy Trigger Event has occurred (the “Capital Adequacy Trigger Event Officers’ Certificate”). The Trustee is entitled to conclusively rely on and accept such Capital Adequacy Trigger Event Officers’ Certificate without any duty whatsoever of further inquiry as sufficient and conclusive evidence of the occurrence of a Capital Adequacy Trigger Event, and such Capital Adequacy Trigger Event Officers’ Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners.

(p) All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Section 2.15, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

(q) The Trustee shall not be liable with respect to (i) the calculation or accuracy of the Fully Loaded CET1 Ratio in connection with the occurrence of a Capital Adequacy Trigger Event and the timing of such Capital Adequacy Trigger Event, (ii) the failure of the Company to post or deliver the underlying Fully Loaded CET1 Ratio calculations of a Capital Adequacy Trigger Event to DTC, the Holders or the Beneficial Owners, (iii) any aspect of the Company’s decision to deliver a Conversion Notice or the related Automatic Conversion or (iv) the adequacy of the disclosure of these provisions in the Prospectus or for the direct or indirect consequences thereof.

(r) Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, the Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing (a) the Holders’ and Beneficial Owners’ right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or such other relevant recipient, as applicable) and (b) the Company’s CSO Obligations, if any.

(s) The Holders and Beneficial Owners shall not at any time have the option to convert to the Securities into Conversion Shares.

(t) The occurrence of an Automatic Conversion shall not constitute a Default.

(u) Notwithstanding any other provision herein, by its acquisition of the Securities, each Holder and each Beneficial Owner (i) agrees to all of the terms and conditions of the Securities, including, without limitation, those related to (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) agrees that effective upon, and following, the occurrence of the Automatic Conversion, no amount shall be due and payable to the Holders or the Beneficial Owners under the Securities and the liability of the Company to pay any such amounts (including the principal amount of, or any interest in respect of, the Securities) shall be automatically released, and the Holders and the Beneficial Owners shall not have the right to give any direction to the Trustee with respect to the Capital Adequacy Trigger Event and any related Automatic Conversion and (iii) waives, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

SECTION 2.16 Conversion Shares.

(a) The number of Conversion Shares to be issued to the Conversion Shares Depository on the Conversion Date shall equal the quotient obtained by dividing the (i) aggregate principal amount of the Securities Outstanding immediately prior to the Automatic Conversion on the Conversion Date by (ii) the Conversion Price rounded down, if necessary, to the nearest whole number of Conversion Shares. Fractions of Conversion Shares shall not be issued following an Automatic Conversion and no cash payment shall be made in lieu thereof. The number of Conversion Shares to be held by the Conversion Shares Depository for the benefit of each Holder shall equal the quotient obtained by dividing (i) the number of Conversion Shares thus calculated by (ii) the Tradable Amount of the book-entry interests in the Securities held by such Holder on the Conversion Date rounded down, if necessary, to the nearest whole number of Conversion Shares.

(b) The Conversion Shares issued following an Automatic Conversion shall be fully paid and non-assessable and shall in all respects rank pari passu with the fully paid Ordinary Shares of the Company in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued shall not rank for (or, as the case may be, the relevant Holder or Beneficial Owner shall not be entitled to receive) any rights, the entitlement to which falls prior to the Conversion Date.

(c) Subject to Section 3.05, if a Qualifying Takeover Event occurs, and the Conversion Date falls on or after the QTE Effective Date, then in such case Approved Entity Shares of the Approved Entity shall be issued to the Conversion Shares Depository instead of Conversion Shares with the same effect as if Conversion Shares had been issued pursuant to Section 2.16(a) above.

SECTION 2.17 Conversion Shares Offer.

(a) The Company may, in its sole and absolute discretion and following the occurrence of an Automatic Conversion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Company’s ordinary shareholders at a cash price per Conversion Share equal to the Conversion Shares Offer Price, subject as provided in this Section 2.17 (the “Conversion Shares Offer”). The Company may, on behalf of the Conversion Shares Depository, appoint a Conversion Shares Offer Agent to act as placement or other agent to facilitate the Conversion Shares Offer. If the Company elects a Conversion Shares Offer to be conducted, the Conversion Shares Offer Period, during which time the Conversion Shares Offer may be made, shall end no later than forty (40) Business Days following the delivery of the Conversion Shares Offer Notice.

(b) Any Conversion Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that the Company, in its sole and absolute discretion, determines that the Conversion Shares Offer is practicable. The Company or the purchasers of the Conversion Shares sold in any Conversion Shares Offer shall bear the costs and expenses of any Conversion Shares Offer (with the exception of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer), including the fees of the Conversion Shares Offer Agent, if any. If a prospectus or other offering document is required to be prepared in connection with a Conversion Shares Offer, the Company shall facilitate the preparation of such prospectus or other offering document, and the Company and/or its directors shall take responsibility for such prospectus or other offering document, in each case, if and to the extent then required by applicable laws and regulations then in effect. If so requested by the Conversion Shares Depository as offeror, the Company shall indemnify the Conversion Shares Depository for any losses incurred in connection with any Conversion Shares Offer.

(c) Upon completion of the Conversion Shares Offer, the Company or the Conversion Shares Depository shall provide notice to the Holders of the Securities of the composition of the Conversion Shares Offer Consideration (and of the deductions to the Cash Component, if any, of the Conversion Shares Offer Consideration (as set out in the definition of “Conversion Shares Offer Consideration” in Section 1.01)) per $1,000 Tradable Amount of the Securities. The Company reserves the right, in its sole and absolute discretion, to terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period by providing at least three (3) Business Days’ notice to the Trustee directly and to the Holders of the Global Securities via DTC (or, if the Securities are definitive Securities, by the Company to the Trustee directly and to the Holders at their addresses shown on the Contingent Convertible Security Register), and, if it does so, the Company may, in its sole and absolute discretion, take steps (including, without limitation, changing the Suspension Date) to deliver to Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) of the Securities the Conversion Shares at a time that is earlier than the time at which such Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) would have otherwise received the Conversion Shares Offer Consideration, had the Conversion Shares Offer been completed.

(d) If the Company elects, in its sole and absolute discretion, that a Conversion Shares Offer be conducted by the Conversion Shares Depository, each Holder or Beneficial Owner, by its acquisition of the Securities, shall be deemed to have: (i) consented to (x) any Conversion Shares Offer and to the Conversion Shares Depository’s using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities and (y) the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, and (ii) irrevocably agreed that (x) the Company, the Conversion Shares Depository and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (y) none of the Company, the Trustee, the Conversion Shares Depository or the Conversion Shares Offer Agent, if any, shall, to the extent permitted by applicable law, incur any liability to the Holders or Beneficial Owners in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the Holders’ and Beneficial Owners’ entitlement to any Conversion Shares Offer Consideration).

SECTION 2.18 Settlement Procedure.

(a) Delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the Holders and Beneficial Owners of the Securities shall be made in accordance with the procedures set forth in this Section 2.18, which remain subject to change to reflect changes in DTC practices.

(b) The Conversion Shares Offer Notice shall specify the Suspension Date.

(c) On the Suspension Date, the Company shall deliver, to the Trustee directly and to the Holders and of the Global Securities via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Contingent Convertible Security Register) a Conversion Shares Settlement Request Notice, pursuant to which the Company shall request that Holders and Beneficial Owners complete a Conversion Shares Settlement Notice and shall specify the Notice Cut-off Date and the Final Cancellation Date.

(d) Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) shall not receive delivery of the relevant Conversion Shares or Conversion Shares Component, as applicable, unless such Holders or Beneficial Owners (or the custodian, nominee, broker or other representative thereof) deliver the applicable Conversion Shares Settlement Notice to the Conversion Shares Depository on or before the Notice Cut-off Date; provided that, if such delivery is made after the end of normal business hours at the specified office of the Conversion Shares Depository, such delivery shall be deemed for all purposes to have been made or given on the next following Business Day.

(e) With respect to any Global Securities, the Conversion Shares Settlement Notice must be given in accordance with the standard procedures of DTC (which may include, without limitation, delivery of the notice to the Conversion Shares Depository by electronic means) and in a form acceptable to DTC and the Conversion Shares Depository. With respect to any definitive Securities, the Conversion Shares Settlement Notice must be delivered to the specified office of the Conversion Shares Depository together with the relevant Securities.

(f) Subject to satisfaction of the requirements and limitations set forth in this Section 2.18 and provided that the Conversion Shares Settlement Notice and the relevant Securities, if applicable, are delivered on or before the Notice Cut-Off Date, the Conversion Shares Depository shall deliver the relevant Conversion Shares (rounded down to the nearest whole number of Conversion Shares) or Conversion Shares Component (rounded down to the nearest whole number of Conversion Shares), as applicable, to the Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) of the relevant Securities completing the relevant Conversion Shares Settlement Notice in accordance with the instructions given in such Conversion Shares Settlement Notice on the applicable Conversion Shares Settlement Date.

(g) Each Conversion Shares Settlement Notice shall be irrevocable. The Conversion Shares Depository shall determine, in its sole and absolute discretion, whether any Conversion Shares Settlement Notice has been properly completed and delivered, and such determination shall be conclusive and binding on the relevant Holder or Beneficial Owner. If any Holder or Beneficial Owner fails to properly complete and deliver a Conversion Shares Settlement Notice and the relevant Securities, if applicable, the Conversion Shares Depository shall be entitled to treat such Conversion Shares Settlement Notice as null and void.

(h) Neither the Company, nor any member of the Group shall be liable for any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the delivery of Conversion Shares or Conversion Shares Component, as applicable, which tax shall be borne solely by the Holder, Beneficial Owner or, if different, the person to whom the Conversion Shares or that portion, if any, of any Conversion Shares Offer Consideration consisting of Conversion Shares, as applicable, is delivered.

(i) The Conversion Shares and any Conversion Shares Component shall not be available for delivery (i) to, or to a nominee for, Euroclear or Clearstream, Luxembourg or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom, or, if earlier, such other time at which the Company, in its absolute discretion, determines that no charge under Section 67, 70, 93 or 96 of the Finance Act 1986 or any similar charge (under any successor legislation) would arise as a result of such delivery or (iii) to the CREST account of such a person described in (i) or (ii).

(j) The Company may make changes to the procedures set forth in this Section 2.18 to the extent such changes are reasonably necessary, in the opinion of the Company, to effect the delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the Holders and Beneficial Owners of the Securities.

SECTION 2.19 Failure to Deliver a Conversion Shares Settlement Notice. If any Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) fails to deliver a Conversion Shares Settlement Notice and the relevant Securities, if applicable, to the Conversion Shares Depository on or before the Notice Cut-off Date, the Conversion Shares Depository shall continue to hold the Conversion Shares or any Conversion Shares Component, as applicable to such Holder or Beneficial Owner, until a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) is so delivered; provided, however, that the relevant Securities shall be cancelled on the Final Cancellation Date, and any Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-off Date shall be required provide evidence of its entitlement to the relevant Conversion Shares or that portion, if any, of any Conversion Shares Offer Consideration consisting of Conversion Shares, as applicable, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares or that portion, if any, of any Conversion Shares Offer Consideration consisting of Conversion Shares, as applicable. The Company shall have no liability to any Holder or Beneficial Owner of the Securities for any loss resulting from such Holder’s or Beneficial Owner’s failure to receive any Conversion Shares or that portion, if any, of any Conversion Shares Offer Consideration consisting of Conversion Shares, as applicable, or from any delay in the receipt thereof, in each case as a result of such Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Conversion Shares Settlement Notice and the relevant Securities, if applicable, on a timely basis or at all.

SECTION 2.20 Agreement with Respect to Exercise of U.K. Bail-In Power.

(a) By its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities, in each case, to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

(b) By its acquisition of the Securities, each Holder and Beneficial Owner:

(i) acknowledges and agrees that the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities or cancellation or deemed cancellation of interest on the Securities pursuant to Sections 2.03 and 2.04 shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities;

(iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.12 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in this paragraph (iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this Fifth Supplemental Indenture);

(iv) shall be deemed to have (i) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(c) Each Holder and Beneficial Owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to interest cancellation, Automatic Conversion, the Conversion Shares Offer, the U.K. Bail-In Power and the limitations on remedies specified in Section 4.03 hereof.

(d) No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

(e) Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(f) The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities and any Automatic Conversion hereunder.

(g) The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not constitute a Winding-Up Event or a Non-Payment Event.

SECTION 2.21 Additional Amounts and FATCA Withholding Tax

(a) The Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest on the Securities.

ARTICLE III

ANTI-DILUTION

SECTION 3.01 Adjustment of Conversion Price and Conversion Shares Offer Price. Upon the occurrence of any of the events described below, the Conversion Price and the Conversion Shares Offer Price shall be adjusted as follows:

(a) If and whenever there shall be a consolidation, reclassification or subdivision in relation to the Ordinary Shares of the Company, each Price shall be adjusted by multiplying the relevant Price in effect immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A

B

where:

A	is the aggregate number of Ordinary Shares of the Company in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares of the Company in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(b) If and whenever the Company shall issue any Ordinary Shares credited as fully paid to the Company’s shareholders as a class by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which the Company’s shareholders would or could otherwise have elected to receive, (2) where the Company’s shareholders may elect to receive a Cash Dividend in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expected to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the Company’s Shareholders, whether at their election or otherwise), each of the Conversion Price and the Conversion Shares Offer Price shall be adjusted by multiplying the relevant Price in effect immediately prior to such issue by the following fraction:

A

B

where:

A	is the aggregate number of Ordinary Shares of the Company in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares of the Company in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(c) If and whenever the Company shall issue any Ordinary Shares to all or substantially all of the Company’s shareholders as a class by way of rights at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the Effective Date, each of the Conversion Price and the Conversion Shares Offer Price shall be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A+B

A+C

where:

A	is the aggregate number of Ordinary Shares of the Company in issue on the Effective Date;

B	is the aggregate number of Ordinary Shares of the Company that the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C	is the number of Ordinary Shares to be issued.

Such adjustment shall become effective on the Effective Date.

For the purpose of any calculation of the consideration receivable or price pursuant to this Section 3.01(c), the following provisions shall apply:

(1)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(2)	if the consideration or price determined pursuant to (1) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the Effective Date;

(3)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or otherwise in connection therewith

(4)	the consideration or price shall be determined as provided in clauses (1) – (3) above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Company or another entity; and

(5)	references herein to “cash” shall be construed as cash consideration within the meaning of Section 583(3) of the Companies Act.

(d) If and whenever the Company shall pay any Extraordinary Dividend to shareholders of the Company as a class, each of the Conversion Price and the Conversion Shares Offer Price shall be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A – B

   A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one ordinary share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of Ordinary Shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

(e) Notwithstanding provisions of Sections 3.01(a) – (d) above:

(i) where the events or circumstances giving rise to any adjustment pursuant to this section have already resulted or will result in an adjustment to each of the Prices or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or will give rise to an adjustment to each of the Prices or where more than one event that gives rise to an adjustment to each of the Prices occurs within such a short period of time that, in the opinion of the Company, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(ii) such modification shall be made to the operation of the Indenture as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to ensure that an adjustment to each of the Prices or the economic effect thereof shall not be taken into account more than once;

(iii) for the avoidance of doubt, the issue of Ordinary Shares following an Automatic Conversion or upon any conversion or exchange or the exercise of any other options, warrants or other rights shall not result in an adjustment to either of the Prices;

(iv) in respect of any adjustment pursuant to Sections 3.01(a)–(c) above, such adjustment shall be made only up to the extent it does not result in a Conversion Price or Conversion Shares Offer Price that, if applied to the number of relevant Securities at the time of such adjustment, would result in a number of Conversion Shares that constitutes a greater proportion of Conversion Shares as a percentage of the total number of Ordinary Shares issued had the adjustment not been made nor had the corporate event occurred; and

(v) in respect of any adjustment pursuant to Section 3.01(d) above, such adjustment shall be made only up to the extent it does not result in a Conversion Price or Conversion Shares Offer Price that, if applied to the number of relevant Securities at the time of such adjustment, would result in the issue of an additional number of Conversion Shares having a value that is greater than the value of the aggregate Extraordinary Dividend which would be attributable to the Ordinary Shares underlying the Securities had such Ordinary Shares been issued.

SECTION 3.02 No Retroactive Adjustments. The Company shall not issue any additional Conversion Shares if the Automatic Conversion occurs after the record date in respect of any consolidation, reclassification or sub-division as described in Section 3.01(a) above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is described in Sections 3.01(b)–(d) above, but before the relevant adjustment to the relevant Price becomes effective under such Section.

SECTION 3.03 Decision of an Independent Financial Advisor. If any doubt shall arise as to whether an adjustment is required to be made to either of the Prices or as to the appropriate adjustment to such Prices, and following consultation between the Company and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof is delivered, such written opinion shall be conclusive and binding on the Company and the Holders and Beneficial Owners, save in the case of manifest error.

SECTION 3.04 Rounding Down and Notice of Adjustment to the Conversion Price and the Conversion Shares Offer Price.

(a) On any adjustment, the resultant Conversion Price and Conversion Shares Offer Price, if a number that is of more decimal places than the initial Conversion Price or Conversion Shares Offer Price, as the case may be, shall be rounded to such decimal place. No adjustment shall be made to either of the Prices where such adjustment (rounded down if applicable) would be less than 1% of the relevant Price then in effect. Any adjustment not required to be made, and/or any amount by which the relevant Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

(b) Notice of any adjustments to the Conversion Price or the Conversion Shares Offer Price shall be given by the Company to Holders via DTC (or, if the Securities are definitive Securities, via the Trustee) promptly after the determination thereof.

(c) The Conversion Price and the Conversion Shares Offer Price shall not in any event be reduced to below the nominal value of the Ordinary Shares. The Company hereby undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price or the Conversion Shares Offer Price to below such nominal value.

SECTION 3.05 Qualifying Takeover Event.

(a) Within ten (10) Business Days following the occurrence of a Takeover Event, the Company shall give notice thereof to the Holders and Beneficial Owners of the Securities by means of a Takeover Event Notice.

(b) If the Takeover Event is a Qualifying Takeover Event, the Securities shall, where the Conversion Date falls on or after the QTE Effective Date, be converted into or exchanged for Approved Entity Shares of the Approved Entity, mutatis mutandis as provided under Section 2.15 above, at a Conversion Price that shall initially be the New Conversion Price, which may be higher or lower than the Conversion Price.

(c) The New Conversion Price shall be subject to adjustment in the circumstances provided for under Section 3.01(a) above (if necessary with such modifications and amendments as an Independent Financial Adviser acting in good faith shall determine to be appropriate), and the Company shall give notice to the Holders of the Securities of the New Conversion Price and of any such modifications and amendments thereafter.

(d) In the case of a Qualifying Takeover Event:

(i) the Company shall, to the extent permitted by applicable law and regulation, on or prior to the QTE Effective Date, enter into such agreements and arrangements (including, without limitation supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Securities and the Indenture) as may be required to ensure that, effective upon the QTE Effective Date, the Securities shall be convertible into, or exchangeable for, Approved Entity Shares, mutatis mutandis in accordance with, and subject to, the provisions of Sections 2.15 of this Fifth Supplemental Indenture, at the New Conversion Price;

(ii) the Company shall, where the Conversion Date falls on or after the QTE Effective Date, procure (to the extent within its control) the issue of the relevant number of Approved Entity Shares mutatis mutandis in the manner provided under Section 2.15 of this Fifth Supplemental Indenture.

(e) For the avoidance of doubt, if for any reason (including, without limitation, because the Acquirer is a Governmental Entity), a Takeover Event fails to be Qualifying Takeover Event, there shall not be any automatic adjustment to the terms of the Securities, whether in the manner provided for in this Article III in respect of Qualifying Takeover Events, or at all.

ARTICLE IV

ENFORCEMENT EVENTS AND REMEDIES

With respect to the Securities only, Section 5.01 of the Base Indenture shall be amended and restated in its entirety as follows in Section 4.01 hereof, Section 5.02 of the Base Indenture shall be amended and restated in its entirety as follows in Sections 4.02 and 4.03 hereof, Section 5.03(a) of the Base Indenture shall be amended and restated in its entirety as follows in Section 4.04 hereof, Section 5.13 of the Base Indenture shall be amended and restated in its entirety as follows in Section 4.05 hereof, and references in the Base Indenture to such Sections shall be to such Sections as amended and restated in entirety by this Fifth Supplemental Indenture. Section 5.10 of the Base Indenture shall apply to the Securities subject to the limitations on remedies specified in this Article IV.

SECTION 4.01 Winding-Up.

(a) A “Winding-Up Event” shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which the Company may be organized) makes an order for the winding-up of the Company which is not successfully appealed within thirty (30) days of the making of such order, (ii) the Shareholders of the Company adopt an effective resolution for the winding-up of the Company (other than , in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend.

(b) If a Winding-Up Event occurs before the occurrence of a Capital Adequacy Trigger Event, subject to Section 5.01, the principal amount of the Securities shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

SECTION 4.02 Non-Payment Event. If the Company fails to pay any amount that has become due and payable under the Securities and such failure continues for fourteen (14) days, the Trustee may provide a written notice of such failure to the Company. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may, at its discretion, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company. For the avoidance of doubt, if, pursuant to Section 2.03 or 2.04 hereof, the Company cancels any interest payment in respect of any Interest Payment Date or if such interest payment is deemed cancelled (in each case, in whole or in part), then such interest payment shall not be due and payable in respect of such Interest Payment Date, and no Non-Payment Event under the Securities will occur or be deemed to have occurred as a result of such cancellation or deemed cancellation (in each case, in whole or in part).

SECTION 4.03 Limited Remedies for Breach of Obligations (Other than Non-Payment). In addition to the remedies for a Non-Payment Event provided in Section 4.02 above, the Trustee may, without further notice, institute such proceedings against the Company as the Trustee may deem fit to enforce any term, obligation or condition binding upon the Company under the Securities or the Indenture (other than any payment obligation of the Company under or arising from the Securities or the Indenture, including, without limitation, payment of any principal or interest) (such obligation, a “Performance Obligation”), provided always that the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and the Holders and Beneficial Owners of the Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Company any judgment or other award given in such proceedings that requires the payment of money by the Company, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company. For the avoidance of doubt, the sole and exclusive manner by which the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and the Holders and Beneficial Owners of the Securities may seek to enforce or otherwise claim a Monetary Judgment against the Company in connection with the Company’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company. By its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges and agrees that such Holder and Beneficial Owner shall not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) to enforce or otherwise claim, a Monetary Judgment against the Company in connection with the Company’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company.

SECTION 4.04 No Other Remedies and Other Terms

(a) Other than the limited remedies specified in this Article IV, and subject to paragraph (c) below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and to the Holders and Beneficial Owners, whether for the recovery of amounts owing in respect of such Securities or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under Section 6.07 of the Base Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Base Indenture expressly survive any such Default and are not subject to the subordination provisions of Section 5.01 of this Fifth Supplemental Indenture.

(b) In the case of a Default under the Securities, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. A “Default” shall occur upon (i) the occurrence of a Winding-Up Event that occurs before the Conversion Date or (ii) the occurrence of a Non-Payment Event or (iii) a breach by the Company of a Performance Obligation. For purposes of the Base Indenture, “Event of Default” shall mean “Default” as defined in this Fifth Supplemental Indenture, except that the term “Event of Default” as used in Section 3.05 (c)(ii) of the Base Indenture and Article 8 of the Base Indenture shall mean “Winding-Up Event.”

(c) Notwithstanding the limitations on remedies specified under this Article IV, (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners of the Securities under the provisions of the Indenture, and (2) nothing shall impair the right of a Holder or Beneficial Owner of the Securities under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due but unpaid with respect to the Securities; provided that, in the case of (1) and (2) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, shall be subject to the subordination provisions set forth in Section 5.01 of this Fifth Supplemental Indenture.

SECTION 4.05 Waiver of Past Defaults.

(a) Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all of the Securities waive any past Default that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the Outstanding Securities shall not be entitled to waive any past default that results from a Winding-Up Event or a Non-Payment Event.

(b) Upon the occurrence of any waiver permitted by paragraph (a) above, such Default shall cease to exist, and any Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of the Base Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE V

SUBORDINATION

SECTION 5.01 Securities Subordinate to Claims of Senior Creditors. With respect to the Securities only, this Section 5.01 hereby amends Section 12.01 of the Base Indenture in its entirety, and references in the Base Indenture to Article Twelve and Section 12.01 thereof shall be to such Article and Section as amended by this Section 5.01.

(a) The Securities shall constitute the Company’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the Holders and Beneficial Owners of the Securities in respect of or arising from the Securities (including any damages (if payable)) shall be subordinated to the claims of Senior Creditors.

(b) If:

(i) an order is made, or an effective resolution is passed, for the winding-up of the Company (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(ii) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend,

then (1) if such events specified in (i) or (ii) above occur prior to the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Company in respect of each Security (in lieu of any other payment by the Company), such amount, if any, as would have been payable to a Holder of Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such Holder of Securities were the holder of the most senior class of preference shares in the capital of the Company, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Company that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Company, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such Holder of Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, was an amount equal to the principal amount of the relevant Security, together with any damages (if payable), and (2) if such events specified in (i) or (ii) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but prior to the Conversion Date, then for purposes of determining the claim of a Holder of the Securities in such winding-up or such administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately prior to the occurrence of such events specified in (i) or (ii) above.

(c) Other than in the event of a winding-up or administration of the Company as described in paragraph (b) above, payments in respect of or arising from the Securities shall be conditional (i) upon the Company’s being solvent at the time of payment by the Company, and (ii) in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that the Company could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Company shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

“Senior Creditors” means creditors of the Company (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Company or otherwise) to the claims of unsubordinated creditors of the Company but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Company, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the Holders of the Securities.

The “Balance Sheet Condition” shall be satisfied in relation to the Company if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Company may be organized) in determining whether the Company is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Company may be organized).

(d) Any payment of interest not due by reason of the provisions contained in Sections 5.01(a)–(c) shall be deemed canceled pursuant to Section 2.04 hereof.

SECTION 5.02 No Set-Off. Subject to applicable law, no Holder of Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Securities and each Holder of Securities shall, by virtue of its holding of any Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any Holder of the Securities by the Company in respect of, or arising under, the Securities are discharged by set-off, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

ARTICLE VI

ADDITIONAL AMOUNTS

SECTION 6.01 Additional Amounts. With respect to the Securities only, this Section 6.01 hereby amends Section 10.04(b) of the Base Indenture in its entirety, and references in the Base Indenture to Article Ten and Section 10.04 thereof shall be to such Article and Section as amended by this Section 6.01.

(a) Any amounts to be paid by the Company or the Paying Agent on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Company and the Paying Agent shall not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01 Effectiveness. This Fifth Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 7.02 Original Issue. The Securities may, upon execution of this Fifth Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon delivery of a Company Order, authenticate and deliver such Securities as in such Company Order provided.

SECTION 7.03 Ratification and Integral Part. The Base Indenture as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Fifth Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 7.04 Priority. This Fifth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Fifth Supplemental Indenture shall, with respect to the Securities and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 7.05 Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Fifth Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 7.06 Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7.07 Governing Law. This Fifth Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions and the waiver of set-off provisions in Article V of this Fifth Supplemental Indenture and the waiver of set-off provisions in Section 5.03(b) of the Base Indenture, which are governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first above written.

BARCLAYS PLC

By:	/s/ Tim Allen
	Name:	Tim Allen
	Title:	Director, Capital Markets Execution

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE, PAYING AGENT AND SECURITY REGISTRAR

By:	/s/ Robert Timmons
	Name:	Robert Timmons
	Title:	Vice-President

Signature Page to the Fifth Supplemental Indenture

Form of Global Note

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY PURCHASING THIS SECURITY, IN THE ABSENCE OF A CHANGE IN LAW OR AN ADMINISTRATIVE OR JUDICIAL RULING TO THE CONTRARY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED ON THE FACE OF THIS SECURITY.

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Contingent Convertible Securities Indenture, dated as of November 20, 2013 (the “Base Indenture”), as supplemented by the Fifth Supplemental Indenture, dated as of June 17, 2014 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The rights of the Holder and Beneficial Owners of this Security are, to the extent and in the manner set forth in Section 5.01 of the Fifth Supplemental Indenture (which amends in its entirety Section 12.01 of the Base Indenture), subordinated to the claims of other creditors of the Company, and this Security is issued subject to the provisions of that Section 5.01, and the Holder of this Security, by accepting the same, agrees to, and shall be bound by, such provisions. The provisions of Section 5.01 of the Fifth Supplemental Indenture and the terms of this paragraph are governed by, and shall be construed in accordance with, English law.

The rights of the Holder of this Security are subject to Section 2.15 of the Fifth Supplemental Indenture. Effective upon, and following, the occurrence of the Automatic Conversion, the Holders and Beneficial Owners of the Securities (and any interest therein) prior to the occurrence of such Automatic Conversion shall not have any rights against the Company with respect to repayment of the principal amount of this Security or payment of interest or any other amount in respect of this Security, which liabilities of the Company shall be irrevocably and automatically released, and accordingly the principal amount of this Security shall equal zero at all times thereafter.

The exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority may result in the (i) cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities, in each case, to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. The rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

BARCLAYS PLC

6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities

(Callable 2019 and Every Five Years Thereafter)

No. [ ]	$1,211,446,000

CUSIP NO. 06738EAB1
ISIN NO. US06738EAB11

BARCLAYS PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $1,211,446,000 (ONE BILLION TWO HUNDRED ELEVEN MILLION FOUR HUNDRED FORTY-SIX THOUSAND DOLLARS), if and to the extent due, and to pay interest thereon, if any, in accordance with the terms hereof and the Indenture. The Securities shall have no fixed maturity or fixed redemption date. From (and including) the Issue Date to (but excluding) September 15, 2019, the interest rate on the Securities shall be 6.625% per annum. From and including September 15, 2019 and each fifth anniversary date thereafter, commencing September 15, 2024 (each such date, a “Reset Date”) to (but excluding) the next following Reset Date, the applicable per annum rate shall be equal to the sum of the applicable Mid-Market Swap Rate on the Reset Determination Date and 5.022%. Subject to the provisions on the reverse of this Security relating to cancellation and deemed cancellation of interest and to Sections 2.03 and 2.04 of the Fifth Supplemental Indenture and to the following sentence, interest, if any, shall be payable in four equal quarterly installments in arrear on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”). The first date on which interest may be paid will be September 15, 2014 for the period commencing on (and including) June 17, 2014 and ending (but excluding) September 15, 2014. If a date of redemption is not a Business Day, the Company may pay interest (if any) and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption.

The “Mid Market Swap Rate” is the mid-market U.S. dollar swap rate Libor basis having a five-year maturity appearing on Bloomberg page “ISDA01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (New York time) on the relevant Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Company no less than 20 calendar days prior to the relevant Reset Determination Date) (the “Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11:00 a.m. (New York time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the relevant Mid-Market Swap Rate is still not determined on the relevant Reset Determination Date in accordance with the foregoing procedures, the relevant Mid-Market Swap Rate shall be the mid-market U.S. dollar swap rate Libor basis having a five-year maturity that appeared on the most recent Bloomberg page “ISDA01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (New York time) on each Reset Determination Date, as determined by the Calculation Agent. The “Reset Determination Date” is the second Business Day immediately preceding each Reset Date.

If any Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay.

Subject to the limitations specified on the reverse of this Security, interest on the Securities, if any, shall be computed and payable in arrear and on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed.

The interest, if any, so payable, and paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (whether or not a Business Day).

In addition to any other restrictions on payments of principal and interest contained in the Fifth Supplemental Indenture, no repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

Interest on the Securities shall be due and payable only at the sole discretion of the Company, and the Company shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. If the Company does not make an interest payment in respect of the Securities on the relevant Interest Payment Date (or if the Company elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Company’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable. For the avoidance of doubt, if the Company provides notice to cancel a portion, but not all, of an interest payment in respect of the Securities, and the Company subsequently does not make a payment of the remaining portion of such interest payment on the relevant Interest Payment Date, such non-payment shall evidence the Company’s exercise of its discretion to cancel such remaining portion of such interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

Interest shall only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the terms of this Security, and any interest cancelled or deemed cancelled (in each case, in whole or in part) pursuant to this Security shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Without limitation on the foregoing paragraph and subject to the extent permitted by the following sentence in respect of partial interest payments in respect of the Securities, the Company shall not make an interest payment in respect of the Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if either (a) the Company has an amount of Distributable Items on such Interest Payment Date that is less than the sum of (i) all distributions or interest payments made or declared by the Company since the end of the last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Securities and any Junior Securities plus (ii) all distributions or interest payments payable by the Company (and not cancelled or deemed cancelled) on such Interest Payment Date (x) on the Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or (b) the Solvency Condition is not satisfied in respect of such interest payment. The Company may, in its sole discretion, elect to make a partial interest payment in respect of the Securities on any Interest Payment Date, only to the extent that such partial interest payment may be made without breaching the restrictions of this paragraph. Any interest cancelled pursuant to this paragraph shall be “deemed cancelled” under the terms of this Security and the Indenture and shall not be due and payable.

By its acquisition of the Securities, each Holder and each Beneficial Owner shall be deemed to have contracted and agreed that (i) interest is payable solely at the discretion of the Company, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Company at the Company’s sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of the Company’s having insufficient Distributable Items or failing to satisfy the Solvency Condition; and (ii) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities or the Indenture. Interest on the Securities shall only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled under the terms of this Security and Sections 2.03 and 2.04 of the Fifth Supplemental Indenture. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described in this Security shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation of interest in respect of the Securities.

Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more

Paying Agents appointed under the Base Indenture to the Holder or Holders of this Security. Initially, the Paying Agent and the Security Registrar for the Securities shall be The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom. The Company may change the Paying Agent or the Security Registrar without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions referred to herein and in Section 5.01 of the Fifth Supplemental Indenture (which amends in its entirety Section 12.01 of the Base Indenture), and the waiver of set-off provisions referred to in Section 5.02 of the Fifth Supplemental Indenture and the waiver of set-off provisions in Section 5.03(b) of the Base Indenture, which are governed by, and construed in accordance with, English law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

By purchasing this Security, the Holder of this Security agrees (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat this Security as equity of the Company for U.S. federal income tax purposes.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date: June 17, 2014	BARCLAYS PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date: June 17, 2014	THE BANK OF NEW YORK MELLON,
LONDON BRANCH

As Trustee

By:
Authorized Signatory

Signature Page to Global Note

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Contingent Convertible Securities Indenture, dated as of November 20, 2013 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as supplemented and amended by the Fifth Supplemental Indenture, dated as of June 17, 2014 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $1,211,446,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

Any amounts to be paid by the Company on the Securities shall be made without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by, or on behalf of, the United Kingdom or any U.K. political subdivision or authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If any such Taxes shall at any time be required by any Taxing Jurisdiction to be deducted or withheld, the Company shall, subject to the exceptions and limitations set forth in Section 10.04 of the Base Indenture and Section 5.01 of the Fifth Supplemental Indenture, pay such additional amounts of, or in respect of, the principal of, and any interest on, the Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of the Securities, after such deduction or withholding, shall equal the respective amounts of principal and interest that would have been payable in respect of such Securities had no such deduction or withholding been required.

Any amounts to be paid by the Company or the Paying Agent on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither the Company nor the Paying Agent shall be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Securities and the Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent as described in this paragraph will be treated as paid to the Holder of the Securities, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this paragraph explicitly provide otherwise.

The Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest on the Securities.

Subject to the limitations specified below, the Company may, at the Company’s option, redeem the Securities, in whole but not in part, on any Reset Date at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as specified below) to (but excluding) the date fixed for redemption.

Subject to the limitations specified below, the Company may, at any time, at the Company’s option, redeem the Securities, in whole but not in part at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as specified below) to (but excluding) the date fixed for redemption, if on or after the Issue Date there occurs a change in the regulatory classification of the Securities that results in, or would be likely to result in (a) the whole of the outstanding aggregate principal amount the Securities; or (b) subject to the proviso below, any part of the outstanding aggregate principal amount of the Securities, ceasing to be included in, or counting towards, the Group’s Tier 1 Capital (a “Regulatory Event”); provided that, if the inclusion of the Company’s right to redeem the Securities pursuant to paragraph (b) is at any time not in accordance with the Capital Regulations applicable to instruments intended to qualify as Additional Tier 1 Capital, then the Company shall be deemed not to have, at that time, the right to exercise its right to redeem the Securities in accordance with (b) above.

Subject to the limitations specified below, the Company may, at any time, at the Company’s option, redeem the Securities, in whole but not in part at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as specified below) to (but excluding) the date fixed for redemption, if the Company determines that as a result of a change in, or amendment to, the laws or regulations of any Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations on or after the Issue Date, including any decision of any court or tribunal, which becomes effective on or after the Issue Date (and, in the case of a successor entity, which becomes effective on or after the date of such successor entity’s assumption of the Company’s obligations): (a) the Company will or would be required to pay Additional Amounts to Holders of the Securities, (b) the Company would not be entitled to claim a deduction in respect of any payments in computing the Company’s taxation liabilities or the amount of the deduction would be materially reduced, (c) the Company would not, as a result of the Securities being in issue, be able to have the losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which the Company is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date, or any similar system or systems having like effect as may from time to time exist), or (d) the Company would, in the future, be required to bring into account a taxable credit if the principal amount of the Securities were to be written down or if the Securities were converted into Conversion Shares (each of (a), (b), (c) and (d) above, a “Tax Event”); provided, however, that the Securities may only be redeemed pursuant to this paragraph if, in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Company taking reasonable measures available to the Company.

Prior to the delivery of any notice of redemption, the Company shall deliver to the Trustee an opinion of independent counsel of recognized standing, chosen by the Company, in a form satisfactory to the Trustee confirming that the Company is entitled to exercise its right of redemption under Section 2.09 of the Fifth Supplemental Indenture.

Any interest payments that have been cancelled or deemed cancelled pursuant to the terms of this Security and the Indenture shall not be payable if the Securities are redeemed pursuant to any of the four preceding paragraphs.

Before the Company may redeem the Securities pursuant to any of the preceding paragraphs relating to the Company’s rights of redemption, the Company shall deliver prior notice of not less than thirty (30) days, nor more than sixty (60) days to the Holders of the Securities. The Company shall deliver written notice of such redemption of the Securities to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall specify the Company’s election to redeem the Securities and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described in this paragraph. If the Company has delivered a notice of redemption pursuant to this paragraph, but as of the date specified for redemption in such notice, the Solvency Condition is not satisfied in respect of the relevant redemption payment, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable. If the Company has delivered a notice of redemption pursuant to this paragraph, but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs, such redemption notice shall be automatically rescinded and shall be of no force and effect, no payment in respect of the redemption amount shall be due and payable, and, pursuant to the terms of this Security and the Indenture, an Automatic Conversion shall occur after such Capital Adequacy Trigger Event. If the Company has delivered a notice of redemption pursuant to this paragraph, but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power with respect to the Company, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable. If any of the events specified in each of the preceding three sentences occurs, the Company shall promptly deliver notice to the Holders of the Securities and to the Trustee directly, specifying the occurrence of the relevant event.

Notwithstanding any other provision of this Security or the Fifth Supplemental Indenture, the Company may redeem the Securities at the Company’s option on any date fixed for redemption or as a result of a Regulatory Event or a Tax Event (and give notice thereof to the Holders of the Securities) only if the Company has obtained the prior consent of the PRA (if such consent is required by the Capital Regulations) for the redemption of the relevant Securities.

The Company or any member of the Group may purchase or otherwise acquire any of the Outstanding Securities at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA (if such consent is required by the Capital Regulations) and to applicable law and regulation.

If a Capital Adequacy Trigger Event has occurred as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then the Automatic Conversion shall occur without delay and all of the Company’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Company’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date. Under no circumstances shall such released obligations be reinstated. If the Company has been unable to appoint a Conversion Shares Depository, it shall effect, by means it deems reasonable in the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to the Holders of the Securities directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the Holders of the Securities, and such issuance shall irrevocably and automatically release all of the Company’s obligations under this Security (other than the CSO Obligations, if any) as if the Conversion Shares had been issued to the Conversion Shares Depository.

The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

Upon the occurrence of the Automatic Conversion, all of the Company’s obligations under the Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Company’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), and the principal amount of the Securities shall equal zero at all times thereafter (for the avoidance of doubt, the Tradable Amount shall remain unchanged as a result of the Automatic Conversion).

By its acquisition of the Securities, each Holder and each Beneficial Owner shall be deemed to have (i) consented to (x) Automatic Conversion of its Securities following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer and acknowledged that such events in (x) and (y) may occur without any further action on the part of such Holders or Beneficial Owners or the Trustee and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

The procedures set forth in this Security and Section 2.15 of the Fifth Supplemental Indenture are subject to change to reflect changes in DTC practices, and the Company may make changes to the procedures set forth in this Section 2.15 to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in DTC practices.

Notwithstanding anything to the contrary contained in the Indenture or this Security, once the Company has delivered an Automatic Conversion Notice following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (i) the Holders and Beneficial Owners shall have no rights whatsoever under the Indenture or the Securities to instruct the Trustee to take any action whatsoever and (ii) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any Holder or by any Beneficial Owner in such direction or related to such direction, any direction previously given to the Trustee by any Holders or by any Beneficial Owners shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this sentence, with respect to any rights of Holders or Beneficial Owners with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the Trustee is instructed in writing by the Company to act otherwise.

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Security, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

The Trustee shall not be liable with respect to (i) the calculation or accuracy of the Fully Loaded CET1 Ratio in connection with the occurrence of a Capital Adequacy Trigger Event and the timing of such Capital Adequacy Trigger Event, (ii) the failure of the Company to post or deliver the underlying Fully Loaded CET1 Ratio calculations of a Capital Adequacy Trigger Event to DTC, the Holders or the Beneficial Owners, (iii) any aspect of the Company’s decision to deliver a Conversion Notice or the related Automatic Conversion or (iv) the adequacy of the disclosure of these provisions in the Prospectus or for the direct or indirect consequences thereof.

Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities, as applicable) on the Conversion Date, this Security shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing (a) the Holders’ and Beneficial Owners’ right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or such other relevant recipient) and (b) the Company’s CSO Obligations, if any.

The Holders and the Beneficial Owners shall not at any time have the option to convert the Securities into Conversion Shares.

The occurrence of an Automatic Conversion shall not constitute a Default.

Notwithstanding any other provision of this Security or the Indenture, by its acquisition of the Securities, each Holder and each Beneficial Owner (i) agrees to all of the terms and conditions of the Securities, including, without limitation, those related to (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) agrees that effective upon, and following, the occurrence of the Automatic Conversion, no amount shall be due and payable to the Holders or the Beneficial Owners under the Securities and the liability of the Company to pay any such amounts (including the principal amount of, or any interest in respect of, the Securities) shall be automatically released, and the Holders and the Beneficial Owners shall not have the right to give any direction to the Trustee with respect to the Capital Adequacy Trigger Event and any related Automatic Conversion and (iii) waives, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

The Conversion Price and the Conversion Shares Offer Price shall be subject to adjustment as provided in Article III of the Fifth Supplemental Indenture.

The Company may, in its sole and absolute discretion and following the occurrence of an Automatic Conversion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Company’s ordinary shareholders at a cash price per Conversion Share equal to the Conversion Shares Offer Price, subject as provided in this Security (the “Conversion Shares Offer”).

If the Company elects, in its sole and absolute discretion, that a Conversion Shares Offer be conducted by the Conversion Shares Depository, each Holder or Beneficial Owner, by its acquisition of the Securities, shall be deemed to have: (i) consented to (x) any Conversion Shares Offer and to the Conversion Shares Depository’s using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities and (y) the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, and (ii) irrevocably agreed that (x) the Company, the Conversion Shares Depository and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (y) none of the Company, the Trustee, the Conversion Shares Depository or the Conversion Shares Offer Agent, if any, shall, to the extent permitted by applicable law, incur any liability to the Holders or Beneficial Owners in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the Holders’ and Beneficial Owners’ entitlement to any Conversion Shares Offer Consideration).

By its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities, in each case, to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

By its acquisition of the Securities, each Holder and Beneficial Owner acknowledges and agrees that (i) the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities or any cancellation or deemed cancellation of interest pursuant to the terms of this Security and the Indenture shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.12 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in this clause (iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Fifth Supplemental Indenture), and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

Each Holder and Beneficial Owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to interest cancellation, Automatic Conversion, the Conversion Shares Offer, the U.K. Bail-In Power and the limitations on remedies specified in in this Security and Section 4.03(b) of the Fifth Supplemental Indenture.

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes. The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities and any Automatic Conversion.

The exercise of the U.K. Bail-In Power by the Relevant U. K. Resolution Authority with respect to the Securities shall not constitute a Winding-Up Event or Non-Payment Event.

A “Winding-Up Event” shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which the Company may be organized) makes an order for the winding-up of the Company which is not successfully appealed within thirty (30) days of the making of such order, (ii) the Shareholders of the Company adopt an effective resolution for the winding-up of the Company (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend.

If a Winding-Up Event occurs before the occurrence of a Capital Adequacy Trigger Event, subject to the subordination provisions of Section 5.01 of the Fifth Supplemental Indenture, the principal amount of this Security shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

If the Company fails to pay any amount that has become due and payable under this Security and such failure continues for fourteen (14) days, the Trustee may provide a written notice of such failure to the Company. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may, at its discretion, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company. For the avoidance of doubt, if, pursuant to this Security and Section 2.03 or 2.04 of the Fifth Supplemental Indenture, the Company cancels any interest payment on any Interest Payment Date or if such interest payment is deemed cancelled (in each case, in whole or in part), then such interest payment shall not be due and payable in respect of such Interest Payment Date, and no Non-Payment Event under the Securities will occur or be deemed to have occurred as a result of such cancellation or deemed cancellation (in each case, in whole or in part).

In addition to the remedies for a Non-Payment Event provided in the paragraph above, the Trustee, may without further notice, institute such proceedings against the Company as the Trustee may deem fit to enforce any term, obligation or condition binding upon the Company under the Securities or the Indenture (other than any payment obligation of the Company under or arising from the Securities or the Indenture, including, without limitation, payment of any principal or interest) (such obligation, a “Performance Obligation”), provided always that the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and the Holders and Beneficial Owners of the Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Company any judgment or other award given in such proceedings that requires the payment of money by the Company, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company. For the avoidance of doubt, the sole and exclusive manner by which the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and the Holders and Beneficial Owners of the Securities may seek to enforce or otherwise claim a Monetary Judgment against the Company in connection with the Company’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company. By its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges and agrees that such Holder and Beneficial Owner shall not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) to enforce or otherwise claim, a Monetary Judgment against the Company in connection with the Company’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company.

Other than the limited remedies specified in this Security and Article IV of the Fifth Supplemental Indenture, and subject to the second paragraph below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and to the Holders and Beneficial Owners, whether for the recovery of amounts owing in respect of such Securities or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under Section 6.07 of the Base Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Base Indenture expressly survive any such Default and are not subject to the subordination provisions of Section 5.01 of the Fifth Supplemental Indenture.

In the case of a Default under this Security, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. A “Default” shall occur upon (i) the occurrence of a Winding-Up Event that occurs before the Conversion Date or (ii) the occurrence of a Non-Payment Event or (iii) a breach by the Company of a Performance Obligation.

Notwithstanding the limitations on remedies specified in this Security and under Article IV of the Fifth Supplemental Indenture, (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners of the Securities under the provisions of the Indenture, and (2) nothing shall impair the right of a Holder or Beneficial Owner of the Securities under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due but unpaid with respect to the Securities; provided that, in the case of (1) and (2) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, shall be subject to the subordination provisions set forth in Section 5.01 of the Fifth Supplemental Indenture.

The Securities shall constitute the Company’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the Holders and Beneficial Owners of the Securities in respect of or arising from the Securities (including any damages (if payable)) shall be subordinated to the claims of Senior Creditors. If (a) an order is made, or an effective resolution is passed, for the winding-up of the Company (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or (b) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend, then (1) if such events specified in (a) or (b) above occur prior to the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Company in respect of each Security (in lieu of any other payment by the Company), such amount, if any, as would have been payable to a Holder of Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such Holder of Securities were the holder of the most senior class of preference shares in the capital of the Company, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Company that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Company, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such Holder of Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, was an amount equal to the principal amount of the relevant Security, together with any damages (if payable), and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but prior to the Conversion Date, then for purposes of determining the claim of a Holder of the Securities in such winding-up or such administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately prior to the occurrence of such events specified in (a) or (b) above. Other than in the event of a winding-up or administration of the Company as described in this paragraph, payments in respect of or arising from the Securities shall be conditional (i) upon the Company’s being solvent at the time of payment by the Company, and (ii) in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that the Company could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Company shall be considered to be solvent at a particular point in time if (x) it is able to pay its debts owed to Senior Creditors as they fall due and (y) the Balance Sheet Condition has been met. “Senior Creditors” means creditors of the Company (aa) who are unsubordinated creditors; (bb) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Company or otherwise) to the claims of unsubordinated creditors of the Company but not further or otherwise; or (cc) whose claims are, or are expressed to be, junior to the claims of other creditors of the Company, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the Holders of the Securities. The “Balance Sheet Condition” shall be satisfied in relation to the Company if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Company may be organized) in determining whether the Company is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Company may be organized). Any payment of interest not due by reason of the provisions contained in this paragraph shall be deemed canceled pursuant to the terms of this Security and Section 2.04 of the Fifth Supplemental Indenture.

Subject to applicable law, no Holder of Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Securities and each Holder of Securities shall, by virtue of its holding of any Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any Holder of this Security by the Company in respect of, or arising under, this Security are discharged by set-off, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity, and, in the case of a proceeding in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company, such proceeding is in the name and on behalf of the Trustee to the same extent (but no further or otherwise) as the Trustee would have been entitled so to do.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Contingent Convertible Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee. The denomination of each interest in this Security shall be the “Tradable Amount” of such book-entry interest. Prior to an Automatic Conversion, the aggregate Tradable Amount of the interests in this Security shall equal this Security’s outstanding principal amount. Following an Automatic Conversion, the principal amount of this Security shall equal zero, but the Tradable Amount of the book-entry interests in this Security shall remain unchanged as a result of the Automatic Conversion.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions referred to herein and in Section 5.01 of the Fifth Supplemental Indenture (which amends in its entirety Section 12.01 of the Base Indenture), and the waiver of set-off provisions referred to in Section 5.02 of the Fifth Supplemental Indenture and the waiver of set-off provisions in Section 5.03(b) of the Base Indenture, which are governed by, and construed in accordance with, English law.

Form of Automatic Conversion Notice1

NOTICE TO DTC AND FOR PUBLICATION

AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS

[Barclays Letterhead]

To:	The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

Cc:	The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

Re: Barclays PLC $1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (CUSIP: 067 38EAB1, ISIN: US06738EAB11) – Notice to DTC, Holders and Beneficial Owners of the Occurrence of a Capital Adequacy Trigger Event

This notice is in relation to Barclays PLC’s (the “Company”) $1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (CUSIP: 067 38EAB1, ISIN: US06738EAB11) issued on June 17, 2014 (the “Securities”) pursuant to the Contingent Convertible Securities Indenture, dated November 20, 2013, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated June 17, 2014, between the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated June 10, 2014. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

[1]	Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC (or successor clearing system) policies and procedures.

Barclays PLC hereby notifies The Depository Trust Company (“DTC”), the Holders and Beneficial Owners of the Securities that a Capital Adequacy Trigger Event has occurred with respect to the Securities. Such Capital Adequacy Trigger Event has occurred because the Group’s Fully Loaded CET1 Ratio as of [Date], as calculated by Barclays PLC on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such date, was less than 7.00%.

Upon the occurrence of the Capital Adequacy Trigger Event, the terms of the Securities provide for an Automatic Conversion of the Securities on the Conversion Date, which [was] [is expected to be] [Date], based on the Conversion Price, which is [Price].2 Upon the Automatic Conversion, all of Barclays PLC’s obligations under the Securities (other than with respect to the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of Barclays PLC’s issuance of ordinary shares of Barclays PLC (the “Conversion Shares”) to the Conversion Shares Depository (or other relevant recipient). However, the terms of the Securities provide that the Securities shall remain in existence until the applicable Conversion Shares Settlement Date for the sole purpose of evidencing (a) a right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and (b) the Company’s CSO Obligations, if any.

In addition, the terms of the Securities provide that Barclays PLC may, in its sole and absolute discretion, elect that a Conversion Shares Offer be conducted. Within ten (10) business days of the Conversion Date, Barclays PLC will deliver to DTC, the Holders and the Beneficial Owners a Conversion Shares Offer Notice specifying, among other things, whether or not Barclays PLC has elected that a Conversion Shares Offer be conducted and the Suspension Date. The Securities may continue to trade until the Suspension Date.

Accordingly, Barclays PLC hereby instructs DTC to indicate to all participants that payments of principal and interest are no longer payable under the Securities as of the Conversion Date and that the Securities will have no further entitlement to interest or principal as of such date by making a note to that effect in its systems.

Barclays PLC further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

[2]	Note: To be completed with the Conversion Date and Conversion Price.

Should DTC, any Holder or any Beneficial Owner of the Securities have any inquiries, please contact:

[Barclays Contact Person]

[Telephone]

[Fax]

[Email]

Form of Capital Adequacy Trigger Event Officers’ Certificate

BARCLAYS PLC

Capital Adequacy Trigger Event Officers’ Certificate

This Capital Adequacy Trigger Event Officers’ Certificate is being delivered in relation to Barclays PLC’s (the “Company”) $1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (CUSIP: 067 38EAB1, ISIN: US06738EAB11) issued on June 17, 2014 (the “Securities”) pursuant to the Contingent Convertible Securities Indenture (the “Base Indenture”), dated November 20, 2013, between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated June 17, 2014, between the Company and the Trustee (the “Fifth Supplemental Indenture”), and pursuant to the prospectus dated June 10, 2014 (the “Prospectus”).

Pursuant to Section 1.02 of the Base Indenture and Section 2.15 of the Fifth Supplemental Indenture, the undersigned, being authorized signatories of the Company and authorized by the Company to give this certificate, each hereby certify as follows:

(a)	I have read the provisions of the Base Indenture and those of the Fifth Supplemental Indenture, setting forth certain provisions in respect of the occurrence of a Capital Adequacy Trigger Event (as defined in the Fifth Supplemental Indenture), including Section 2.15 of the Fifth Supplemental Indenture, and the definitions relating thereto;

(b)	I have reviewed such corporate records and such other documents as I have deemed necessary as a basis for the opinion hereinafter expressed;

(c)	I have also made such other examinations and investigations as I have deemed necessary to enable me to express an informed opinion as to the matters set forth in (d) below; and

(d)	a Capital Adequacy Trigger Event has occurred with respect to the Securities. Such Capital Adequacy Trigger Event has occurred because the Group’s (as defined in the Fifth Supplemental Indenture) Fully Loaded CET1 Ratio (as defined in the Fifth Supplemental Indenture) as of [Date], as calculated by Barclays PLC on a consolidated basis in accordance with the capital adequacy standards and guidelines of the Prudential Regulation Authority of the United Kingdom (or such other governmental authority having primary responsibility for the prudential supervision of Barclays PLC) on such date, was less than 7.00%.

Concurrently with the delivery of this Capital Adequacy Trigger Event Officers’ Certificate, the Company is delivering to The Depository Trust Company (“DTC”) an Automatic Conversion Notice (as defined in the Fifth Supplemental Indenture) as a notice

C-1

to DTC and for publication as a notice to Holders (as defined in the Base Indenture) and Beneficial Owners (as defined in the Fifth Supplemental Indenture) in the form set forth in Exhibit B to the Fifth Supplemental Indenture.

The Trustee is entitled to conclusively rely on and accept this Capital Adequacy Trigger Event Officers’ Certificate without any duty whatsoever of further inquiry as sufficient and conclusive evidence of the occurrence of the Capital Adequacy Trigger Event, and this Capital Adequacy Trigger Event Officers’ Certificate shall be conclusive and binding on the Trustee and the Holders as defined in the Base Indenture) and Beneficial Owners (as defined in the Fifth Supplemental Indenture).

Dated: [—]

BARCLAYS PLC

By:
Name:
Title:

By:
Name:
Title:

C-2

Exhibit D

Form of Conversion Shares Offer Notice3

NOTICE TO DTC AND FOR PUBLICATION

AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS

[Barclays Letterhead]

To:	The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

Cc:	The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

Re: Barclays PLC $1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (CUSIP: 067 38EAB1, ISIN: US06738EAB11) – Notice to DTC, Holders and Beneficial Owners of [Election to Conduct a Conversion Shares Offer][Election Not to Conduct a Conversion Shares Offer]

This notice is in relation to Barclays PLC’s (the “Company”) $1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (CUSIP: 067 38EAB1, ISIN: US06738EAB11) issued on June 17, 2014 (the “Securities”) pursuant to the Contingent Convertible Securities Indenture, dated November 20, 2013, between Barclays PLC and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”) , as supplemented by the Fifth Supplemental Indenture, dated June 17, 2014, between the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated June 10, 2014, (the “Prospectus”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

Barclays PLC hereby notifies The Depository Trust Company (“DTC”), the Holders and the Beneficial Owners of the Securities that it has elected that a Conversion Shares Offer [not] be

[3]	Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC (or successor clearing system) policies and procedures.

D-1

conducted. [The Conversion Shares Offer Period will extend from the date of this notice until [Date]4. [Conversion Shares Depository] has been appointed as Conversion Shares Depository for the Conversion Shares Offer.]5

In addition, Barclays PLC hereby notifies DTC, the Holders and the Beneficial Owners of the Securities that the Suspension Date shall be [Date].6 Accordingly, Barclays PLC hereby instructs DTC to implement a “chill” on the clearance and settlement of the Securities on the Suspension Date. As described in the Prospectus, Holders and Beneficial Owners will not be able to settle the transfer of any Securities following the Suspension Date, and any sale or other transfer of the Securities that a Holder or Beneficial Owner may have initiated prior to the commencement to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled within DTC.

Barclays PLC further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, any Holder or any Beneficial Owner of the Securities have any inquiries, please contact:

[Barclays Contact Person]

[Telephone]

[Fax]

[Email]

[4]	Note: Insert the date that the Conversion Shares Offer expires, which shall be no later than forty (40) business days after the delivery of this Conversion Shares Offer Notice.
[5]	Note: If Barclays PLC has been unable to appoint a Conversion Shares Depository (or other nominee), it shall also include in this notice such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the holders of the Securities as it has put in place.
[6]	Note: Insert the Suspension Date, which is the date on which DTC shall suspend all clearance and settlement of the Securities, which date shall be no later than thirty-eight (38) business days after the delivery of the Conversion Shares Offer Notice and at least two (2) business days prior to the end of the Conversion Shares Offer Period, if any).

D-2

Exhibit E

Form of Conversion Shares Settlement Request Notice7

NOTICE TO DTC AND FOR PUBLICATION

AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS

[Barclays Letterhead]

To:	The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

Cc:	The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

Re: Barclays PLC $1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (CUSIP: 067 38EAB1, ISIN: US06738EAB11) – Notice to DTC, Holders and Beneficial Owners Requesting that Holders and Beneficial Owners Complete a Conversion Shares Settlement Notice

This notice is in relation to Barclays PLC’s (the “Company”) $1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (CUSIP: 067 38EAB1, ISIN: US06738EAB11) issued on June 17, 2014 (the “Securities”) pursuant to the Contingent Convertible Securities Indenture, dated November 20, 2013, between Barclays PLC and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated June 17, 2014, between the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated June 10, 2014. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

[7]	Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC (or successor clearing system) policies and procedures.

Barclays PLC hereby requests that Holders and Beneficial Owners of the Securities provide notice to [Name of Conversion Shares Depository (or other nominee)], as [Conversion Shares Depository]8, and the Trustee in the form provided in Appendix A before [Date]9 (the “Notice Cut-off Date”).

If a Holder or Beneficial Owner of the Securities properly completes and delivers a Conversion Shares Settlement Notice on or before the Notice Cut-off Date, the Conversion Shares Depository shall, in accordance with the terms of the Fifth Supplemental Indenture, deliver to such Holder or Beneficial Owner the relevant Conversion Shares (rounded down to the nearest whole number of Conversion Shares) or Conversion Shares Offer Consideration, as applicable, two (2) business days after the date on which the Conversion Shares Settlement Notice is received by the Conversion Shares Depository.

If a Holder or Beneficial Owner of the Securities fails to properly complete and deliver a Conversion Shares Settlement Notice before the Notice Cut-off Date, the Conversion Shares Depository shall continue to hold the relevant Conversion Shares (or Conversion Shares Component, if applicable). However, the relevant Securities shall be cancelled on the Final Cancellation Date, which shall be [Date],10 and any Holder or Beneficial Owner delivering a Conversion Shares Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Conversion Shares (or the relevant Conversion Shares Component, if applicable) satisfactory to the [Conversion Shares Depository] in its sole and absolute discretion in order to receive delivery of such Conversion Shares (or the relevant Conversion Shares Component, if applicable).

Barclays PLC further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, any Holder or any Beneficial Owner of the Securities have any inquiries, please contact:

[Barclays Contact Person]

[Telephone]

[Fax]

[Email]

[8]	Note: If Barclays PLC has been unable to appoint a Conversion Shares Depository, this should refer to the entity undertaking its functions.
[9]	Note: The Notice-Cut-off Date must be at least forty (40) business days following the Suspension Date.
[10]	Note: The Final Cancellation Date may be up to twelve (12) business days following the Notice Cut-Off Date.

Appendix A

Form of Conversion Shares Settlement Notice11

NOTICE TO THE [CONVERSION SHARES DEPOSITORY AND] DTC

To:	The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com	[Contact details of [Conversion Shares Depository] to be included.]

Cc:	The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

Re: Barclays PLC $1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (CUSIP: 067 38EAB1, ISIN: US06738EAB11) – Conversion Shares Settlement Notice to the [Conversion Shares Depository and] DTC

This notice is in relation to Barclays PLC’s (the “Company”) $1,211,446,000 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (CUSIP: 06738EAB1, ISIN: US06738EAB11) issued on June 17, 2014 (the “Securities”) pursuant to the Contingent Convertible Securities Indenture, dated November 20, 2013, between Barclays PLC and The Bank of New York Mellon, London Branch, as Trustee (“Trustee”), as supplemented by the Fifth Supplemental Indenture, dated June 17, 2014, between the Company and the Trustee (together, the “Indenture”), and pursuant to the prospectus dated June 10, 2014. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

[11]	Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC and CREST (or successor clearing system) policies and procedures.

INFORMATION OF THE HOLDER OR BENEFICIAL OWNER FOR DELIVERY OF CONVERSION SHARES OR CONVERSION SHARES OFFER CONSIDERATION
Surname/Company Name	First name

Name to be entered in Barclays PLC’s share register

Tradable Amount of the Securities held on the date hereof

CREST participant ID	CREST member account (if applicable)

Cash account details (if applicable)

[Account details of clearing system account][12]

[Address to which any Conversion Shares should be delivered][13]

YOU MUST DELIVER THE CONVERSION SHARES SETTLEMENT NOTICE TO THE CONVERSION SHARES DEPOSITORY AND THE TRUSTEE VIA DTC BEFORE [DATE].14

If you fail to properly complete and deliver the Conversion Shares Settlement Notice on or before the Notice Cut-off Date, the Conversion Shares Depository shall continue to hold your Conversion Shares (or Conversion Shares Component, if applicable). However, your Securities shall be cancelled on the Final Cancellation Date, which shall be [Date],15 and you will have to provide evidence of your entitlement to the relevant Conversion Shares (or the relevant Conversion Shares Component, if applicable) satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares (or Conversion Shares Component, if any, of any Conversion Shares Offer Consideration).

[12]	Note: To be included if the Conversion Shares will be delivered through a clearing system account other than CREST.
[13]	Note: To be included if the Conversion Shares are not a participating security in CREST or any another clearing system.
[14]	Note: The Notice Cut-off Date must be at least forty (40) business days following the Suspension Date.
[15]	Note: The Final Cancellation Date may be up to twelve (12) business days following the Notice Cut-off Date.

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